Filed Pursuant to Rule 424(b)(5)

Registration No. 333-268454

PROSPECTUS SUPPLEMENT

CHINA NATURAL RESOURCES, INC.

1,487,870 Common Shares

Pursuant to this prospectus supplement and the accompanying prospectus, China Natural Resources, Inc. (the “Company”) is offering up to 1,487,870 common shares, no par value (“Common Shares”), directly to selected investors. In a concurrent private placement, the purchasers in this offering will also receive warrants to initially purchase an aggregate of 1,115,903 Common Shares with a per Common Share exercise price of $3.00. The warrants are exercisable immediately as of the date of issuance and expire 42 months from the date of issuance. A holder of the warrants also will have the right to exercise its warrants on a cashless basis if a registration statement or prospectus contained therein is not available for the resale of the Common Shares issuable upon exercise thereof. For a more detailed description of the Common Shares offered hereby and warrants to be sold in the private placement, see the sections entitled “Description of Common Shares and Warrants” beginning on page S-21 and “The Securities We May Offer” on page 23 and “Description of Share Capital” starting on page 26 of the accompanying prospectus. There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange.

Our Common Shares are listed on the Nasdaq Capital Market under the symbol “CHNR.” On February 15, 2024, the closing price of our Common Shares was $3.47 per share.

The aggregate market value of our outstanding Common Shares held by non-affiliates is $9,819,954.26, based on 8,337,897 Common Shares outstanding as of the date of this prospectus supplement, of which 2,829,958 are held by non-affiliates, and $3.47, which was closing price of the Common Shares on February 15, 2024. Pursuant to General Instruction I.B.5 of Form F-3, in no event will the aggregate market value of securities sold by us or on our behalf pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar month period immediately prior to, and including, the date of any such sale exceed one-third of the aggregate market value of our Common Shares held by non-affiliates, calculated in accordance with General Instruction I.B.5 of Form F-3. During the 12 calendar month period that ends on and includes the date hereof, we have not sold securities pursuant to General Instruction I.B.5 of Form F-3.

We have retained FT Global Capital, Inc. to act as the exclusive placement agent to use its reasonable best efforts to solicit offers from investors to purchase the securities in this offering. The placement agent has no obligation to arrange for the purchase or sale of any specific number or dollar amount of securities. The placement agent is not purchasing or selling any Common Shares in this offering or any warrants in the concurrent private placement. We will pay the placement agent a fee equal to the sum of 8% of the aggregate purchase price paid by investors introduced to us by the placement agent. Additionally, we will issue to the placement agent warrants to purchase 74,394 Common Shares on substantially the same terms as the warrants sold in the private placement, except that the per Common Share exercise price of these warrants is $2.20.

We are a “foreign private issuer,” as defined under the U.S. federal securities law and are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary – Implications of Being a Foreign Private Issuer” for additional information.

The Company is not an operating company but a British Virgin Islands holding company with operations primarily conducted by its subsidiaries in China.

The Company’s PRC Subsidiaries face various legal and operational risks and uncertainties related to doing business in China. For a detailed description of risks related to doing business in China, see “Risk Factors — Risks Relating to Our PRC Operations and Doing Business in the PRC” in the accompanying prospectus and our annual report on Form 20-F for the fiscal year ended December 31, 2022.

China Securities Regulatory Commission, or the “CSRC”, promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which became effective on March 31, 2023. The Company’s securities are currently publicly listed on the Nasdaq Stock Market, and it shall make filings on the offering with the CSRC within three working days after the offering is completed.

The Company’s corporate structure as a British Virgin Islands holding company with operations primarily conducted by its subsidiaries in China involves unique risks to investors. According to the Foreign Investment Law in China, the State Council shall promulgate or approve a list of special administrative measures for market access of foreign investments, or the Negative List. The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Negative List. The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other permissions or approvals from relevant PRC government authorities. On December 27, 2021, the National Development and Reform Commission of China (“NDRC”) and the Ministry of Commerce (“MOFCOM”) jointly issued the Special Administrative Measures for Foreign Investment Access (Negative List) (2021 Edition), and the Special Administrative Measures for Foreign Investment Access in Pilot Free Trade Zones (Negative List) (2021 Edition), effective January 1, 2022. As a company operating its business in exploration and mining, which are not included in the 2021 Negative List, the Company believes its business is not subject to any ownership restrictions. However, since the Negative List has been adjusted and updated almost on an annual basis in the recent years, we cannot assure you that the aforementioned business segments will continuously be beyond the “prohibited” category, which would likely result in a material change in our operations or in the value of our securities. The PRC government has established a foreign investment information reporting system, according to which foreign investors or foreign-invested enterprises shall submit investment information to the competent department for commerce concerned through the enterprise registration system and the enterprise credit information publicity system, and a security review system under which the security review shall be conducted for foreign investment affecting or likely affecting the state security.

The Company may encounter several limitations related to cash transfer among its PRC Subsidiaries, the holding company and its investors. Any funds we transfer to the PRC Subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to permission and approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign invested enterprises in China, capital contributions to our PRC Subsidiaries are subject to the registration with the State Administration for Market Regulation or its local counterpart and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by our PRC Subsidiaries is required to be registered with the SAFE or its local branches and (ii) any of our PRC Subsidiaries may not procure loans which exceed the difference between its total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided by the People’s Bank of China. As a holding company with no operations, our ability to distribute dividends largely depends on the distribution from our PRC Subsidiaries. In addition, if the Company is determined to be a PRC resident enterprise for enterprise income tax purposes, we could be subject to PRC tax at a rate of 25% on our worldwide income, which could materially reduce our net income, and we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our Common Shares, and non-resident enterprise shareholders (including our Common Shareholders) may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of Common Shares, if such income is treated as sourced from within China. An “indirect transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. See “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” on page 18 of the accompanying prospectus and pages 14 through 15 of our annual report on Form 20-F for the fiscal year ended December 31, 2022.

Pursuant to the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, and our auditor was subject to that determination. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China or Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA and as a result, NASDAQ may determine to delist our securities. See “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections.” and “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - Our common shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our common shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.” on page 9 of our annual report on Form 20-F for the fiscal year ended December 31, 2022. The Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, decreased the number of “non-inspection years” from three years to two years, and thus, reduced the time before our securities may be prohibited from trading or delisted. The delisting of our securities, or the threat of them being delisted, may materially and adversely affect the value of your investment.”

Cash and asset transfers through the Group are primarily attributed to shareholder loans from us to our subsidiaries. Under PRC laws and regulations, we are subject to some restrictions on intercompany fund transfers and foreign exchange controls. Our subsidiaries receive substantially all revenue in RMB, and the PRC or Hong Kong governments could prevent the RMB maintained in the PRC or Hong Kong from leaving, impose controls on its conversion into foreign currencies, restrict deployment of the RMB into the business of our subsidiaries and restrict the ability to pay dividends. There are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future. To the extent cash in the business is in the PRC or Hong Kong or our PRC or Hong Kong entities, the funds may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC or Hong Kong governments to transfer cash. We cannot assure you that the PRC or Hong Kong governments will not intervene in or impose restrictions on our ability to make intercompany cash transfers.

See “Item 3. Transfers of Cash and Assets Between Our Company and Our Subsidiaries” starting on page 1 in our annual report on Form 20-F for the year ended December 31, 2022, incorporated herein by reference, for all cash or asset transfers between us and our subsidiaries for each of the three years ended December 31, 2022. The purpose of the outbound transfers, in the form of shareholder loans, was to pay off the subsidiaries’ expenses. The purpose of the inbound transfers, in the form of loan repayments, was to centralize the treasury function of the Company and our subsidiaries. There are no fixed repayment terms and no tax implication for these transfers. We did not make any capital contributions to, or receive any dividends from, our subsidiaries during these periods. No transfers, dividends or distributions have been made to investors during these periods. PRC laws and regulations may restrict our ability to make dividends and distributions to investors, including U.S. investors.

According to the Foreign Investment Law of the People’s Republic of China and its implementing rules, which jointly established the legal framework for the administration of foreign-invested companies, a foreign investor may, in accordance with other applicable laws, freely transfer into or out of China its contributions, profits, capital earnings, income from asset disposal, intellectual property rights, royalties acquired, compensation or indemnity legally obtained, and income from liquidation, made or derived within the territory of China in RMB or any foreign currency, and any entity or individual shall not illegally restrict such transfer in terms of the currency, amount and frequency. According to the currently effective Company Law of the People’s Republic of China and other Chinese laws and regulations, our PRC subsidiaries may pay dividends out of their respective accumulated profits as determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its accumulated after-tax profits, if any, each year to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Where the statutory reserve fund is insufficient to cover any loss the PRC subsidiary incurred in the previous financial year, its current financial year’s accumulated after-tax profits shall first be used to cover the loss before any statutory reserve fund is drawn therefrom. Such statutory reserve funds and the accumulated after-tax profits that are used for covering the loss cannot be distributed to us as dividends. At their discretion, our PRC subsidiaries may allocate a portion of their after-tax profits based on Chinese accounting standards to a discretionary reserve fund. See “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - Our PRC subsidiaries are subject to restrictions on paying dividends and making other payments to us.” on page 11 of the accompanying prospectus and page 7 of our annual report on Form 20-F for the fiscal year ended December 31, 2022.

Renminbi is not freely convertible into other currencies. Shortages in availability of foreign currency may then restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to our offshore entities for our offshore entities to pay dividends or make other payments or otherwise to satisfy our foreign-currency-denominated obligations. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and foreign currency debt, including loans we may secure for our onshore subsidiaries. Currently, our PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant Chinese governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries. See “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - Our PRC subsidiaries are subject to restrictions on paying dividends and making other payments to us.” on page 11 of the accompanying prospectus and page 7 of our annual report on Form 20-F for the fiscal year ended December 31, 2022 for a detailed discussion of the Chinese legal restrictions on the payment of dividends and our ability to transfer cash within our group. In addition, holders of our Common Shares may potentially be subject to Chinese taxes on dividends paid by us in the event we are deemed a Chinese resident enterprise for Chinese tax purposes. See “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” on page 18 of the accompanying prospectus and pages 14 through 15 of our annual report on Form 20-F for the fiscal year ended December 31, 2022. To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash. For detailed discussions, see “Prospectus Summary-Dividends and Other Distributions” on the accompanying prospectus and “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - Governmental control of currency conversion may affect payment of any dividends or foreign currency denominated obligations, and the value of your investment” on page 11 of the accompanying prospectus and pages 7 through 8 of our annual report on Form 20-F for the fiscal year ended December 31, 2022.

You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. Before buying any securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-17 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Share	Total
Public offering price	$2.20	$3,273,314.00
Placement agency fees(1)	$0.18	$261,865.12
Proceeds to us, before expenses(2)	$2.02	$3,011,448.88

———————

(1) In addition, we also have agreed to reimburse the placement agent for certain expenses in connection with this offering. See “Plan of Distribution.”

(2) The amount of offering proceeds to us presented in this table does not give effect to the exercise, if any, of the warrants being issued in the concurrent private placement or to the placement agent.

We have engaged FT Global Capital, Inc. as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The placement agent has no obligation to purchase and is not purchasing or selling the securities offered by us, and is not required to arrange for the purchase or sale of any specific number or dollar amount of our securities, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. Because there is no minimum offering amount required as a condition to closing in this offering the actual offering amount, the placement agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the placement agent its fees set forth in the table above and to provide reimbursement of certain expenses and certain other compensation to the placement agent. See “Plan of Distribution” of this prospectus for more information regarding these arrangements.

We will deliver Common Shares being issued to the investors electronically and will mail such investors physical warrant certificates for the warrants sold in this offering, upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus.

We expect the delivery of such securities against payment in U.S. dollars will be made in New York, New York on or about February 21, 2024.

FT Global Capital, Inc.

The date of this prospectus supplement is February 16, 2024

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of a registration statement that we filed with the U.S. Securities and Exchange (the “SEC”), using a shelf registration process. Under this shelf registration process, we may sell from time to time an unspecified amount of any combination of securities described in the accompanying prospectus in one or more offers such as this offering. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement provides you with specific information about securities registered hereby. Both this prospectus supplement and the accompanying prospectus include important information about us and other information you should know before investing. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus” we are referring to the accompanying prospectus.

This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. To the extent the information in this prospectus supplement is different from that in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the caption “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus, before investing in the Common Shares.

You should rely only on the information contained in this prospectus supplement and the accompanying base prospectus that we have authorized to be distributed to you, or information incorporated by reference herein. We have not, and the placement agent has not, authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, Common Shares only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to the “Company,” “we,” “us” and “our” or similar terms refer to refer to China Natural Resources, Inc., a British Virgin Islands (“BVI”) company, and its consolidated subsidiaries.

Unless otherwise specified, all references in this prospectus supplement to “U.S. dollars” or “$” are to United States dollars; all references to “HK$” are to Hong Kong dollars; and all references to “Renminbi” or “¥” are to Chinese Yuan, which is the lawful currency of the People’s Republic of China. The accounts of the Company and its subsidiaries are maintained in Hong Kong dollars or Renminbi. The financial statements of the Company and its subsidiaries are prepared in Renminbi. Translations of amounts from Renminbi to U.S. dollars are for the convenience of the reader. Unless otherwise indicated, any translations from Renminbi to U.S. dollars have been made at the single rate of exchange (the “Renminbi Exchange Rate”) as quoted by www.ofx.com on June 30, 2023, which was $1.00 = ¥7.2535. The Renminbi is not freely convertible into foreign currencies and no representation is made that the Renminbi or U.S. dollar amounts referred to herein could have been or could be converted into U.S. dollars, as the case may be, at the Renminbi Exchange Rate or at all.

S-1

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus supplement. However, as is permitted by the rules and regulations of the SEC, this prospectus supplement, which is part of our registration statement on Form F-3, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including Annual Reports on Form 20-F. Our future reports on Form 20-F must be filed on or before April 30 of the year following the year to which they relate. We also furnish to the SEC under cover of Form 6-K material information required to be made public in the BVI, filed with and made public by any stock exchange or distributed by us to our shareholders.

The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

You can also obtain copies of materials we file with the SEC, free of charge, from our Internet website found at www.chnr.net. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus. Our stock is quoted on the Nasdaq Capital Market under the symbol “CHNR.”

S-2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we submit to it, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Information contained in this prospectus supplement and the accompanying prospectus and information that we submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously submitted information. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded.

We incorporate herein by reference the documents listed below that we have furnished to the SEC:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on May 15, 2023, as amended by the Form 20-F/A, as filed with the SEC on August 31, 2023 and September 28, 2023 (our “2022 Form 20-F”);

•	our reports on Form 6-K furnished to the SEC on July 28, 2023, November 3, 2023 and December 22, 2023;

•	the description of our Common Share set forth in our Registration Statement on Form 8-A as filed with the SEC on May 5, 1995, including any amendments thereto or reports filed for the purpose of updating such description;

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

To obtain copies of documents incorporated by reference herein or in the accompanying prospectus, see “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus. In addition, upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement or the accompanying prospectus. You may make such a request by writing us at Room 2205, 22/F, West Tower, Shun Tak Center, 168-200 Connaught Road Central, Sheung Wan, Hong Kong or telephoning us at 011-852-2810-7205.

S-3

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. Such forward-looking statements concern our anticipated results and progress of our operations in future periods, planned exploration and, if warranted, development of our properties, plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “may,” “will,” “could,” “leading,” “intend,” “contemplate,” “shall” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. Forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include, but are not limited to, statements with respect to:

•	uncertainties regarding the governmental, economic and political circumstances in the People’s Republic of China (the “PRC”);
•	the impact on the Company’s financial position, growth potential and business of the sale of Precise Space-Time Technology Limited (“PST Technology”) and Shanghai Onway Environmental Development Co., Limited (“Shanghai Onway”) specifically;
•	uncertainties related to the Company’s ability to identify potential partners or acquisition targets as it considers strategic alternatives, including in the healthcare and other non-natural resources sectors
•	uncertainties associated with metal price volatility;
•	uncertainties concerning the viability of mining and estimates of reserves at the Company’s Wulatehouqi Moruogu Tong Mine (the “Moruogu Tong Mine”) in Inner Mongolia;
•	uncertainties regarding our ability to acquire a mining permit and to extract mineral reserves located in the Moruogu Tong Mine in an economically feasible manner;
•	uncertainties related to our ability to fund operations and capital expenditures;
•	uncertainties relating to the acquisition of Williams Minerals that were not discovered by us through our due diligence investigation;
•	uncertainties related to the completion of the acquisition of Williams Minerals which is conditional upon satisfaction or waiver of various conditions;
•	failure to complete the acquisition of Williams Minerals may have a material adverse effect on the Company’s business, financial condition and results of operations;
•	uncertainties related to the realization of the anticipated benefits associated with it;
•	the potential lack of appetite for the Company’s current holdings as consideration for a transaction;
•	uncertainties related to the political situation between the PRC and the United States, and potential negative impacts on companies with operations in the PRC that are listed on exchanges in the United States; and
•	other factors discussed under “Risk Factors” in this prospectus supplement, under “Item 3.D. - Key Information - Risk Factors” in our 2022 Form 20-F and in our reports on Form 6-K incorporated herein by reference.

You should not place undue reliance on forward-looking statements, which speak only as of the date that they were made. Moreover, you should consider these cautionary statements in connection with any written or oral forward-looking statements that we may issue in the future. We do not undertake any obligation to release publicly any revisions to forward-looking statements after completion of this offering to reflect later events or circumstances or to reflect the occurrence of unanticipated events. In light of the risks and uncertainties described above, the forward-looking events and circumstances discussed in this prospectus supplement and the documents incorporated by reference might not occur, and are not guarantees of future performance.

S-4

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement or the documents incorporated by reference herein. This summary is not complete and does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated by reference herein or therein, carefully, including the “Risk Factors” and “Forward-Looking Information” sections of this prospectus supplement, and under “Item 3.D. – Key Information – Risk Factors” in our 2022 Form 20-F, which is incorporated herein by reference.

Our Corporate Structure

We are an offshore holding company incorporated in the British Virgin Islands and we are not a Chinese operating company. As a holding company with no operations of our own, our operations are conducted in China through the operating entities, and this structure involves unique risks to investors. Holders of our Common Shares will not directly hold any equity interests in the operating entities. The Chinese regulatory authorities could disallow our corporate structure, which could result in a material change in our operations and the value of our Common Shares could decline or become worthless.

We have not adopted a VIE structure. The following diagram illustrates our current corporate structure, which includes our significant subsidiaries as of the date of this prospectus supplement:

CHNR
(BVI)
100%
FMH Services
(Florida, US)
100%
Feishang Mining
(BVI)
100%
China Coal
(HK)
100%
Newhold
(BVI)
100%
Pineboom
(BVI)
100%
Feishang Yongfu
(HK)
100%
Feishang Dayun
(HK)
100%
Yangpu Shuanghu
(PRC)
100%
Yunnan Mining
(PRC)
100%
Bayannaoer City Feishang Mining Company
(PRC)
100%
Feishang Management
(PRC)

S-5

For details of each shareholder’s ownership, please refer to the beneficial ownership table in “Item 6. Directors, Senior Management and Employees-6.E. Share Ownership” in our annual report on Form 20-F for the fiscal year ended December 31, 2022.

Regulatory Risks Relating to Our Operations in China

The Company’s PRC Subsidiaries face various legal and operational risks and uncertainties related to doing business in China. For instance, the Company’s PRC Subsidiaries face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the ability of the Public Company Accounting Oversight Board (United States) (“PCAOB”) to inspect the Company’s auditors, which may impact the ability of the Company’s subsidiaries to conduct certain businesses, accept foreign investors, or its continuing listing on the Nasdaq. These risks could result in a material adverse change in the Company’s business operations and the value of our Common Shares, significantly limit or hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Company’s PRC Subsidiaries do business in China, Chinese regulatory authorities could disallow such structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. For a detailed description of risks related to doing business in China, see “Risk Factors — Risks Relating to Our PRC Operations and Doing Business in the PRC” in the accompanying prospectus and our annual report on Form 20-F for the fiscal year ended December 31, 2022.

The PRC government also exerts more control over offerings conducted overseas and foreign investment in China-based issuers. Furthermore, on February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, if a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the CSRC Notice, which, among others, clarifies that PRC domestic companies that have already been listed overseas before the effective date of the Trial Measures, which is March 31, 2023, shall be deemed as Existing Issuers, and Existing Issuers are not required to complete the filing procedures with the CSRC immediately, and they shall be required to file with the CSRC for any subsequent offerings. Based on the foregoing, we are an Existing Issuer, and is required to file with the CSRC for any subsequent offerings within three (3) working days after the completion of each offering. Therefore, we are required to go through filing procedures through our major operating entity incorporated in the PRC with the CSRC within three (3) working days after the completion of this offering pursuant to this prospectus supplement, and prepare a summary report to the CSRC after the completion of all offerings under the accompanying prospectus. We intend to comply with the Trial Measures for this offering and any subsequent offerings under the registration statement on Form F-3 (Registration No. 333-268454). Other than the CSRC filing procedures we are required to make within three working days after the completion of this offering and any additional offerings made pursuant to accompanying prospectus and applicable prospectus supplements, we and our PRC subsidiaries, as of the date of this prospectus supplement, (1) are not required to obtain permissions from the CSRC, and (2) have not been required to obtain or denied such and other permissions by the CSRC, CAC, or any PRC government authority, under current PRC laws, regulations and rules in connection with a potential offering made pursuant to the accompanying prospectus and applicable prospectus supplements. See “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - The approval of or filing with the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.” on pages 11 through 13 of our annual report on Form 20-F for the fiscal year ended December 31, 2022.

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As of the date of this prospectus supplement, we and our subsidiaries have received from the PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, which solely include the business licenses that authorize the scope of business operations, and no permission or approval has been denied. As of the date of this prospectus supplement, each of our PRC subsidiaries has obtained its business license to engage in the respective business currently being conducted by it in the PRC. For us to offer the securities pursuant to this prospectus supplement and the accompanying prospectus to foreign investors, we are required to submit filings with the CSRC within three (3) working days after completion of this offering. For details regarding this approval requirement, see the above discussion.” However, we are not required to obtain any permissions or approvals to operate our business or to offer securities being registered hereunder to foreign investors, and no permission or approval has been denied. However, we cannot assure you that we will be able to receive clearance of any compliance requirements imposed on us in a timely manner, or at all. Any failure to fully comply with such compliance requirements may cause our PRC subsidiaries to be unable to conduct their businesses or operations in the PRC, subject them to fines, business suspension, or other sanctions. If we and/or our subsidiaries do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we and/or our subsidiaries are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, ordered to suspend our relevant business and rectify, and/or prohibited from engaging in the relevant business, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC”.

Pursuant to the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, and our auditor was subject to that determination. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China or Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA and as a result, NASDAQ may determine to delist our securities. See “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections.” and “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - Our common shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our common shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.” on page 9 of our annual report on Form 20-F for the fiscal year ended December 31, 2022. The Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, decreased the number of “non-inspection years” from three years to two years, and thus, reduced the time before our securities may be prohibited from trading or delisted. The delisting of our securities, or the threat of them being delisted, may materially and adversely affect the value of your investment.”

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Transfers of Cash and Assets between Our Company and Our Subsidiaries

Cash and asset transfers through the Group are primarily attributed to shareholder loans from us to our subsidiaries. Under PRC laws and regulations, we are subject to some restrictions on intercompany fund transfers and foreign exchange controls. Our subsidiaries receive substantially all revenue in RMB, and the PRC or Hong Kong governments could prevent the RMB maintained in the PRC or Hong Kong from leaving, impose controls on its conversion into foreign currencies, restrict deployment of the RMB into the business of our subsidiaries and restrict the ability to pay dividends. There are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future. To the extent cash in the business is in the PRC or Hong Kong or our PRC or Hong Kong entities, the funds may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC or Hong Kong governments to transfer cash. We cannot assure you that the PRC or Hong Kong governments will not intervene in or impose restrictions on our ability to make intercompany cash transfers.

See “Item 3. Transfers of Cash and Assets Between Our Company and Our Subsidiaries” starting on page 1 in our annual report on Form 20-F for the year ended December 31, 2022, incorporated herein by reference, for all cash or asset transfers between us and our subsidiaries for each of the three years ended December 31, 2022. The purpose of the outbound transfers, in the form of shareholder loans, was to pay off the subsidiaries’ expenses. The purpose of the inbound transfers, in the form of loan repayments, was to centralize the treasury function of the Company and our subsidiaries. There are no fixed repayment terms and no tax implication for these transfers. We did not make any capital contributions to, or receive any dividends from, our subsidiaries during these periods. No transfers, dividends or distributions have been made to investors during these periods. PRC laws and regulations may restrict our ability to make dividends and distributions to investors, including U.S. investors.

According to the Foreign Investment Law of the People’s Republic of China and its implementing rules, which jointly established the legal framework for the administration of foreign-invested companies, a foreign investor may, in accordance with other applicable laws, freely transfer into or out of China its contributions, profits, capital earnings, income from asset disposal, intellectual property rights, royalties acquired, compensation or indemnity legally obtained, and income from liquidation, made or derived within the territory of China in RMB or any foreign currency, and any entity or individual shall not illegally restrict such transfer in terms of the currency, amount and frequency. According to the the currently effective Company Law of the People’s Republic of China and other Chinese laws and regulations, our PRC subsidiaries may pay dividends out of their respective accumulated profits as determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its accumulated after-tax profits, if any, each year to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Where the statutory reserve fund is insufficient to cover any loss the PRC subsidiary incurred in the previous financial year, its current financial year’s accumulated after-tax profits shall first be used to cover the loss before any statutory reserve fund is drawn therefrom. Such statutory reserve funds and the accumulated after-tax profits that are used for covering the loss cannot be distributed to us as dividends. At their discretion, our PRC subsidiaries may allocate a portion of their after-tax profits based on Chinese accounting standards to a discretionary reserve fund. See “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - Our PRC subsidiaries are subject to restrictions on paying dividends and making other payments to us.” on page 11 of the accompanying prospectus and page 7 of our annual report on Form 20-F for the fiscal year ended December 31, 2022.

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Renminbi is not freely convertible into other currencies. Shortages in availability of foreign currency may then restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to our offshore entities for our offshore entities to pay dividends or make other payments or otherwise to satisfy our foreign-currency-denominated obligations. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and foreign currency debt, including loans we may secure for our onshore subsidiaries. Currently, our PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant Chinese governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries. See “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - Our PRC subsidiaries are subject to restrictions on paying dividends and making other payments to us.” on page 11 of the accompanying prospectus and page 7 of our annual report on Form 20-F for the fiscal year ended December 31, 2022 for a detailed discussion of the Chinese legal restrictions on the payment of dividends and our ability to transfer cash within our group. In addition, holders of our Common Shares may potentially be subject to Chinese taxes on dividends paid by us in the event we are deemed a Chinese resident enterprise for Chinese tax purposes. See “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” on page 18 of the accompanying prospectus and pages 14 to 15 of our annual report on Form 20-F for the fiscal year ended December 31, 2022. To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash. For detailed discussions, see “Prospectus Summary-Dividends and Other Distributions” on the accompanying prospectus and “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - Governmental control of currency conversion may affect payment of any dividends or foreign currency denominated obligations, and the value of your investment” on page 11 of the accompanying prospectus and pages 7 to 8 of our annual report on Form 20-F for the fiscal year ended December 31, 2022.

Our Business

China Natural Resources, Inc. was incorporated in the BVI on December 14, 1993, and is a company limited by shares organized under the BVI Business Companies Act. We are not a Chinese operating company but a BVI holding company with operations conducted by our subsidiaries established in the PRC.

We are currently exploring for lead, silver and other metals in the Inner Mongolia Autonomous Region of the PRC. Our operating subsidiary, Bayannaoer City Feishang Mining Company Limited (“Bayannaoer Mining”) holds an exploration permit issued by the Land and Resources Department of Inner Mongolia Autonomous Region covering the Moruogu Tong Mine, located in Wulatehouqi, Bayannaoer City, Inner Mongolia. The exploration permit evidences Bayannaoer Mining’s right to explore for minerals at the Moruogu Tong Mine. Initial results of the exploration program indicate the presence of lead and silver, with the prospect that further surveying and exploration may indicate the presence of other ores such as copper. As our exploratory activities have yet to develop into revenue-generating mining operations, our sole revenues from continuing operations over the past three years has been the revenues we enjoy as a result of our copper ore trading activities, which began in 2019.

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On August 17, 2020, the Company entered into a Sale and Purchase Agreement with Feishang Group Limited (“Feishang Group”), pursuant to which the Company issued 9,077,166 Common Shares to Feishang Group in exchange for 120,000,000 shares of Feishang Anthracite Resources Limited (“FARL”), a company that is traded on the main board of the Hong Kong Stock Exchange under ticker 1738, with an approximate aggregate value of HK$87,522,000 (determined at a price of HK$1.006 per share, representing the average closing price of FARL on the five trading days before August 17, 2020, adjusted for a 27.5% discount based on an independent valuation report). Feishang Group is the largest stockholder in the Company, and is wholly owned by Mr. Li Feilie, who also beneficially owns 53.53% of the outstanding equity of FARL.

On October 16, 2020, we announced that in addition to our current mining segment, we would explore potential investments, among others, in the healthcare sector of the PRC. We intend to explore the opportunities presented by the healthcare sector in the PRC, and to diversify our operations as we move into our next phase of growth. Driven by an aging population, increasing disposable income, and rising health awareness and life expectancy, we believe that the PRC has become a major healthcare market with sizable and steadily increasing healthcare expenditures, and that the relatively early stage of development and huge market potential provides fertile ground for our new expansion strategy. On October 22, 2020, we appointed Zou Yu as Vice President of the Company. From March 2015 to September 2020, Mr. Zou served as the general manager of the investment management center of Feishang Enterprise Group Company Limited, where he was responsible for mergers and acquisitions in the healthcare sector involving projects aggregating approximately ¥800 million. From May 2011 to May 2014, he served as assistant to the chairman and the head of the business development department of Shanghai American-Sino Medical Group, where he was in charge of the investment in and operation of premier private hospitals. Mr. Zou has also worked with several private equity funds. Mr. Zou has more than 10 years of experience working and investing in the healthcare sector, and has participated in projects involving acquisitions, mergers and divestments with an aggregate value exceeding three billion Chinese Yuan. Mr. Zou graduated from Sun Yat-Sen University in June 2007, with a Master of Business Administration degree. He also holds a Bachelor’s degree in Economics from the Tianjin University of Commerce. We anticipate that Mr. Zou’s expertise will help us identify potential opportunities in the healthcare sector, among others.

Acquisition of Williams Minerals

On February 27, 2023, the Company entered into a material definitive agreement (the “Zimbabwe SPA”) with Feishang Group and Top Pacific, as well as Mr. Li Feilie and Mr. Yao Yuguang, to indirectly acquire all interests in Williams Minerals, which owns the mining permit for a Zimbabwean lithium mine. At the time of the entry into the Zimbabwe SPA, Feishang Group owned 70% of Williams Minerals, and Top Pacific, a non-affiliate, owned the remaining 30%. Under the Zimbabwe SPA, it was originally expected that the Company will indirectly acquire all interests in Williams Minerals in the second fiscal quarter of 2023, and that the Company’s “ownership” (which, as defined in the Zimbabwe SPA, relates to its legal possession and control) of the Zimbabwean lithium mine will vest cumulatively, region by region from 2024 through 2026, contingent upon the issuance of independent technical reports and the Company’s full settlement of the purchase consideration in cash and restricted shares. For each relevant region of the lithium mine, until the Company’s legal possession and control vests, the Sellers will maintain legal possession and control, including the right of exploration, sale of lithium, and the revenue derived therefrom, as well as liability for operational costs and third-party claims.

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Subject to the terms and conditions of the Zimbabwe SPA, the Company plans to issue restricted shares as 50% of the consideration for the Acquisition, with the remaining 50% of the consideration comprised of a promissory note and/or cash, for maximum consideration of US$1.75 billion (3.5 million estimated tons of measured, indicated and inferred resources of lithium oxide (grade 1.06% or above in accordance with the standard under the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves) priced at US$500 per ton). The Company may issue restricted CHNR shares at a discount to the market price to secure a portion of the required capital. On April 14, 2023, the Company announced that it completed its due diligence investigation with satisfactory results and decided to proceed with the Acquisition. The Company paid an aggregate of $35 million by way of promissory notes (instead of cash) as a deposit on April 21, 2023, and will pay an aggregate of $140 million by way of promissory notes and/or cash as an initial installment.

Completion of the Acquisition is contingent upon the satisfaction of a number of conditions, including, among other things, the issuance of independent technical reports, the actual quantity of qualified lithium oxide metal resources proven or estimated to exist in each mining area covered by the relevant report, and the Company’s full settlement of the purchase consideration in cash and restricted shares. There is no guarantee that the Acquisition will close or be completed at the anticipated valuation and terms, or at all.

On December 22, 2023, the Company entered into an amendment agreement (the “Amendment Agreement”) to the sale and purchase agreement Dated as of February 27, 2023 by and among Feishang Group and Top Pacific (China) Limited (together, the “Sellers”), and the respective beneficial owner of the Sellers, Mr. Li Feilie and Mr. Yao Yuguang with the parties thereto. As the Sellers are still in the process of satisfying conditions precedent to the closing of the acquisition in accordance with the Zimbabwe SPA, including but not limited to obtaining requisite governmental approvals, the parties entered into the Amendment Agreement to extend the long stop date for closing the acquisition from December 31, 2023 to December 31, 2024.

The foregoing description of the Zimbabwe SPA and the Amendment Agreement is only a summary and is qualified in its entirety by reference to the Sale and Purchase Agreement between China Natural Resources, Inc., Feishang Group Limited, Top Pacific (China) Limited, Li Feilie, and Yao Yuguang, dated February 27, 2023, a copy of which is incorporated by reference as Exhibit 4.17 to the 2022 Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on May 15, 2023 and Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on December 22, 2023, respectively.

Sale of Precise Space-Time Technology Limited

On July 28, 2023, the Company entered into a Sale and Purchase Agreement (“SPA”) with Feishang Group Limited (“Feishang Group”). Pursuant to the SPA, the Company agreed to sell 100% equity interest of Precise Space-Time Technology Limited to Feishang Group, together with PST Technology’s outstanding payable owed to the Company, for consideration of approximately RMB95,761,119 comprising: (i) RMB -34,197,300, the fair value of 100% equity interest of PST Technology as determined by the independent valuation report dated July 28, 2023; (ii) RMB 129,958,419, the book value of PST Technology’s outstanding payable owed to the Company.

PST Technology, through its wholly owned subsidiaries, owns a 51% equity interest in Shanghai Onway and Shanghai Onway’s subsidiaries which are principally engaged in the development of rural wastewater treatment technologies, the provision of equipment and materials for rural wastewater treatment, undertaking EPC and PPP projects in relation to rural wastewater treatment, and the provision of consulting and professional technical services. After PST Technology’s disposition, the Company will discontinue the operation in wastewater treatment segment and continue engaging in the exploration and mining business.

Summary of Risk Factors

Investing in our Common Shares involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our Common Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information - D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2022 and in the “Risk Factors” section in the accompanying prospectus.

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Risks Relating to Our PRC Operations and Doing Business in the PRC

•	Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and operations.
•	Any changes in PRC laws and regulations may have a material and adverse effect on our business.
•	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our ability to fund and expand our business.
•	Our PRC subsidiaries are subject to restrictions on paying dividends and making other payments to us.
•	Governmental control of currency conversion may affect payment of any dividends or foreign currency denominated obligations, and it may adversely affect the value of your investment.
•	The fluctuation of the RMB may materially and adversely affect your investment.
•	The PRC State Administration of Foreign Exchange (“SAFE”) regulations regarding offshore financing activities by PRC residents have undergone changes which may increase the administrative burden we face and create regulatory uncertainties that could adversely affect us, and a failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.
•	The PCAOB may determine that it is unable to inspect our auditor in relation to its audit work performed for our financial statements to its satisfaction, and the inability of the PCAOB to conduct inspections over our auditor may affect our investors’ ability to benefit from such inspections. Our independent auditor, Ernst & Young Hua Ming LLP, was subject to the determinations announced by the PCAOB on December 16, 2021 that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong. On December 15, 2022, the PCAOB issued a report vacating the previous determinations dated December 16, 2021. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will consider issuing a new determination.
•	Our common shares may be prohibited from trading in the United States under the HFCAA if the PCAOB is unable to inspect or fully investigate our auditor for three consecutive years, or two consecutive years if proposed changes to the HFCAA are enacted. The delisting of our common shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

S-12

•	Proceedings instituted by the SEC against Chinese affiliates of the “Big Four” accounting firms, including our independent registered public accounting firm, could result in a determination that our financial statements are not in compliance with the SEC’s requirements.
•	If we fail to protect our intellectual property rights, it could harm our business and competitive position.
•	We and our PRC subsidiaries are required to maintain a series of licenses, permits and approvals from PRC authorities to operate our business in the PRC, and failure to maintain or renew such licenses, permits or approvals in a timely manner could materially affect our business.
•	The filing with the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete such filing.
•	Failure to comply with PRC regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our business, as we routinely collect, store and use data during the conduct of our business.
•	We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.
•	Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.
•	Failure to make adequate contributions to various mandatory social security plans as required by PRC regulations may subject us to penalties.
•	Enforcement of stricter labor laws and regulations may increase our labor costs.
•	If the chops of our PRC subsidiaries are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

Risks Relating to Our Mine Exploration Activities in Inner Mongolia

•	The Moruogu Tong Mine is in the exploration stage.
•	The northern part of Moruogu Tong Mine is currently being explored under an agreement that reduces our share in any future profits.
•	Any estimates of the reserves contained in the Moruogu Tong Mine may be inaccurate.
•	There are no assurances that we can produce minerals on a commercially viable basis.
•	Volatility in the market prices of metals may adversely affect the results of our operations.
•	We are subject to government regulations in various aspects of our exploration activities and our failure to comply with applicable government regulations could adversely affect us.
•	We do not have binding agreements with customers to purchase any future output of metals.

Risks Relating to the Potential Closing of the Acquisition of Williams Minerals and the Timing of Such Closing

•	There may be unforeseen risks relating to the Acquisition that were not discovered by us through our due diligence investigation prior to our Acquisition.
•	Completion of the Acquisition is conditional upon satisfaction or waiver of various conditions. There can be no assurance that the conditions will be fulfilled or waived, or that the Acquisition will be completed.

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•	Failure to complete the Acquisition may have a material adverse effect on the Company’s business, financial condition and results of operations.
•	Even if the Acquisition is completed, we may fail to realize the anticipated benefits associated with it, those benefits may take longer to realize than expected, and we may encounter significant difficulties.

Risks Relating to Additional Acquisitions and Expansion into Other Sectors

•	We may acquire other businesses or form joint ventures that could negatively affect our operating results, dilute our shareholders’ ownership, increase our debt or cause us to incur significant expense.
•	Future acquisitions or strategic investments could be difficult to identify and integrate, divert the attention of management, disrupt our business, dilute shareholder value and adversely affect our business, results of operations, and financial condition.
•	We may become subject to additional extensive and evolving regulatory requirements, noncompliance with which, or changes in which, may materially and adversely affect our business and prospects.

Risks Relating to Our Financial Condition and Business

•	We have incurred losses from operations in each of the preceding three fiscal years and there is no assurance that we will generate profits from operations in the future.

 Risks Relating to Foreign Private Issuer Status

•	Because our assets are located outside of the United States and all of our directors and officers reside outside of the United States, it may be difficult for you to enforce your rights based on the U.S. federal securities laws against us or our officers and directors or to enforce a judgment of a United States court against us or our officers and directors in the PRC.
•	Our status as a foreign private issuer results in less information being available about us.
•	Due to our status as a foreign private issuer, we have adopted IFRS accounting principles, which are different from accounting principles under U.S. generally accepted accounting principles (“U.S. GAAP”).
•	As a foreign private issuer we are not subject to certain requirements that other Nasdaq-listed issuers are required to comply with, some of which are designed to provide information to and protect investors.

Risks Relating to Our Common Shares

•	You may experience dilution to the extent that our common shares are issued upon the exercise of outstanding warrants or other securities that we may issue in the future.
•	Our principal beneficial owner and his affiliates control us through their share ownership; and their interests may differ from those of other shareholders.
•	The rights of our shareholders are governed by BVI law, which may not be as favorable to shareholders as U.S. law, and our directors may take actions with which you disagree without first receiving shareholder approval.
•	We may be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. shareholders.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and
•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Principal Executive Office

Our principal executive office is located at Room 2205, 22/F, West Tower, Shun Tal Centre, 168-200 Connaught Road Central, Sheung Wan, Hong Kong. Our telephone number at this address is +852-2810-7205. Our principal website is www.chnr.net. Information contained on our websites is not part of this prospectus.

RECENT DEVELOPMENT

Sale of Precise Space-Time Technology Limited

On July 28, 2023, the Company entered into a SPA with Feishang Group. Pursuant to the SPA, the Company agreed to sell 100% equity interest of PST Technology to Feishang Group, together with PST Technology’s outstanding payable owed to the Company, for consideration of approximately RMB95,761,119 comprising: (i) RMB-34,197,300, the fair value of 100% equity interest of PST Technology as determined by the independent valuation report dated July 28, 2023; (ii) RMB 129,958,419, the book value of PST Technology’s outstanding payable owed to the Company.

PST Technology, through its wholly owned subsidiaries, owns a 51% equity interest in Shanghai Onway and Shanghai Onway’s subsidiaries which are principally engaged in the development of rural wastewater treatment technologies, the provision of equipment and materials for rural wastewater treatment, undertaking EPC and PPP projects in relation to rural wastewater treatment, and the provision of consulting and professional technical services.

Management assesses the performance of operating segments based on profit or loss before income tax in related periods. The manner of assessment is consistent with that applied in these financial statements.

As of June 30, 2023, the Company’s two reportable operating segments are summarized below:

– Wastewater treatment segment, which was previously operated by the Company through PST Technology, consists of sales of assembled equipment, provision of construction services and participating in PPP projects as operator;

– Exploration and mining segment, which consists of the exploration for lead, silver, lithium and other metals.

After PST Technology’s disposition, the Company will discontinue the operation in wastewater treatment segment and continue engaging in the exploration and mining business.

S-14

	Wastewater treatment	Exploration and mining	Corporate activities	Total
	CNY	CNY	CNY	CNY
Six months ended June 30, 2023 (Unaudited)
Revenues from external customers	12,216	—	—	12,216

Segment profit (loss) before income tax	353	(73)	(7,914)	(7,634)

Income tax expenses				(1,827)

Loss for the period				(9,461)

Other items
Depreciation of property, plant and equipment	(103)	(2)	(1)	(106)
Depreciation of right of use assets	(359)	—	(354)	(713)
Amortization of intangible assets	(395)	—	—	(395)
Impairment (losses)/reversal on financial assets
- Trade receivables	(388)	—	—	(388)
- Contract assets	(3,546)	—	—	(3,546)
- Other receivables	—	—	(6,829)	(6,829)
Other income	142	500	—	642
Fair value loss on financial instruments	—	—	(86)	(86)
Finance costs	(1,884)	(1)	(45)	(1,930)
Finance income	4,702	—	3,399	8,101

	Wastewater treatment	Exploration and mining	Corporate activities	Total
	US$	US$	US$	US$
Six months ended June 30, 2023 (Unaudited)
Revenues from external customers	1,684	—	—	1,684

Segment profit(loss) before income tax	49	(10)	(1,091)	(1,052)

Income tax expenses				(252)

Loss for the period				(1,304)

Other items
Depreciation of property, plant and equipment	(14)	—	—	(14)
Depreciation of right of use assets	(49)	—	(49)	(98)
Amortization of intangible assets	(54)	—	—	(54)
Impairment (losses)/reversal on financial assets
- Trade receivables	(53)	—	—	(53)
- Contract assets	(489)	—	—	(489)
- Other receivables	—	—	(942)	(942)
Other income	20	69	—	89
Fair value loss on financial instruments	—	—	(12)	(12)
Finance costs	(260)	—	(6)	(266)
Finance income	648	—	469	1,117

S-15

THE OFFERING
Issuer	China Natural Resources, Inc.

Common Shares Offered	1,487,870 Common Shares, no par value per share.

Concurrent Private Placement of Warrants	In a concurrent private placement, warrants to initially purchase 1,115,903 Common Shares will be issued to the investors and warrants to initially purchase 74,394 Common Shares will be issued to the placement agent as part of their fee. Each warrant may be exercised at any time on or after the date of issuance until 42 months after the issuance of the warrants. Warrants to be issued to investors in the private placement shall have a per Common Share exercise price of $3.00, and warrants to be issued to the placement agent shall have a per Common Share exercise price of $2.20. A holder of the warrants also will have the right to exercise its warrants on a cashless basis if a registration statement or prospectus contained therein is not available for the resale of the Common Shares issuable upon exercise thereof. See “Description of Common Shares and Warrants – Warrants.” There are currently no warrants outstanding.

Lock-up	Each of our executive officers, directors, employees and holders of more than five percent (5%) of our ordinary shares has agreed, subject to certain exceptions, not to sell, offer or otherwise dispose of or transfer, directly or indirectly, any of our capital stock (including Common Shares) or any securities convertible into or exchangeable for our capital stock, during a period commencing on the date of this prospectus supplement and ending 90 days after the closing of this offering. For more information, see “Plan of Distribution” in this prospectus supplement.

Right of Participation	We have agreed, subject to certain exceptions, to offer the buyers in this offering the right to participate in any future equity financing we conduct during the one year period following the closing of this offering, up to a maximum of 35% (in aggregate) of the securities being offered on the same terms and conditions.

Listing

Our Common Shares have been listed on the Nasdaq Capital Market since November 22, 2004, under the symbol “CHNR.” From August 7, 1995 until November 22, 2004, our Common Shares were listed on the Nasdaq Small Cap market under the symbol “CHRB.”

There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange.

Use of Proceeds	We intend to use the net proceeds from the offering for general corporate purposes. See “Use of Proceeds.”

Risk Factors	Before deciding to invest in our securities, you should carefully review under “Item 3.D. – Key Information – Risk Factors” in our 2022 Form 20-F, which is incorporated by reference herein, “Risk Factors” in this prospectus supplement and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

S-16

RISK FACTORS

Investing in the Common Shares involves risks. In consultation with your own financial and legal advisors, you should consider carefully, among other matters, the supplemental risk factors set forth below as well as the risk factors discussed under the caption under “Item 3.D. – Key Information – Risk Factors” in our 2022 Form 20-F, which is incorporated herein by reference, before deciding whether an investment in the Common Shares is suitable for you. See “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus. In general, investing in the securities of issuers in emerging market countries such as the PRC involves certain risks not typically associated with investing in securities of U.S. companies. The risks and uncertainties described below and in our 2019 Form 20-F are not the only risks and uncertainties that we face. Additional risks and uncertainties that are unknown to us or that we currently think are immaterial also may impair our business operations or the market price of the Common Shares. This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

RISKS RELATED TO THIS OFFERING

Since we have discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, subject to any agreed upon contractual restrictions under the terms of the securities purchase agreement, our management will have flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the purchase agreement, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

There is no minimum offering amount required to consummate this offering.

There is no minimum offering amount which must be raised in order for us to consummate this offering. Accordingly, the amount of money raised may not be sufficient for us to meet our business objectives. Moreover, if only a small amount of money is raised, all or substantially all of the offering proceeds may be applied to cover the offering expenses and we will not otherwise benefit from the offering. In addition, because there is no minimum offering amount required, investors will not be entitled to a return of their investment if we are unable to raise sufficient proceeds to meet our business objectives.

You will experience immediate dilution in the book value per Common Share of the Common Shares you purchase.

Because the price per share of our Common Shares being offered is substantially higher than the book value per Common Share, you will suffer substantial dilution in the net tangible book value of the Common Shares you purchase in this offering. After giving effect to the sale by us of 1,487,870 Common Shares in this offering, and based on a public offering price of $2.20 per Common Share and a pro forma as adjusted net tangible book value per Common Share of $0.92 after this offering as of June 30, 2023, without giving effect to the potential exercise of the warrants being offered in the concurrent private placement, if you purchase securities in this offering, you will suffer immediate and substantial dilution $1.28 per Common Share in the net tangible book value of the Common Shares purchased. See “Dilution” on page S-20 for a more detailed discussion of the dilution you will incur in connection with this offering.

S-17

USE OF PROCEEDS

We estimate that the net proceeds that we will receive from this offering will be approximately $3.27 million, excluding the proceeds, if any, from the exercise of warrants issued to investors in the concurrent private placement and after deducting fees payable to the placement agent, as well as estimated expenses payable by us. We intend to use the net proceeds from the offering for general corporate purposes.

S-18

CAPITALIZATION

The following table sets forth our cash, cash equivalents and financial assets at fair value through profit or loss and capitalization as of June 30, 2023;

•	on an actual basis;

•	On an as further adjusted basis considering sale by us of 100% equity interest of PST Technology which included the 49% noncontrolling interest held by its wholly-owned subsidiaries in July 2023 and exercise of our outstanding warrants, on a one-for-one basis, into 180,000 common shares in October 2023 and to further reflect the receipt of estimated net proceeds from the sale of the Common Shares offered by us in this offering, after deducting placement agent fees and estimated offering expenses payable by us, and without adjustment for the issuance of the warrants in the concurrent private placement or without allocating a portion of net proceeds for the potential recognition of warrant liability, based on fair value, upon the issuance of warrants in the concurrent private placement

Other than these adjustments, there has been no material change in our capitalization from debt or equity issuances, re-capitalization or dividends between June 30, 2023 and February 16, 2024. The table below does not reflect the issuance of, cash that may be received upon exercise of, or shares that may be issued upon exercise of, the warrants to be issued in the concurrent private placement, anticipated to be delivered on or about February 16, 2024.

You should read this information together with our financial statements and the notes to those statements incorporated by reference into this prospectus supplement and the related prospectus.

June 30, 2023 (unaudited and unreviewed) (in thousands, except share data)	Actual	As Adjusted	Actual	As adjusted
	RMB	RMB	USD	USD
Cash, cash equivalents and financial assets at fair value through profit or loss	32,209	51,264	4,440	7,067
Debt:
Current Liabilities
Due to related companies	6,117	6,117	843	843
Due to principal shareholder	184,054	184,054	25,375	25,375
Lease liabilities	1,309	1,309	182	182
Interest-bearing loans and borrowings	3,500	3,500	483	483
Derivative financial liabilities	958	958	132	132
Non-Current Liabilities
Lease liabilities	1,073	1,073	148	148
Interest-bearing loans and borrowings	69,000	69,000	9,513	9,513
Total Debt	266,011	266,011	36,676	36,676

(Deficiency in assets) / Equity:
Preferred shares, no par value per share, 10,000,000 shares authorized; 0 shares issued and outstanding actual, as adjusted and as further adjusted	—	—	—	—
Common shares, no par value per share, 200,000,000 shares authorized; 8,197,897 shares issued and outstanding, actual; 9,865,767 shares issued and outstanding, as adjusted	450,782	468,879	62,146	64,641
Other capital reserves	735,319	736,277	101,374	101,506
Accumulated losses	-1,119,752	-1,119,752	-154,374	-154,374
Other comprehensive losses	-9,704	-9,704	-1,340	-1,340
Non-controlling interests	110,961	-	15,298	-
Total (deficiency in assets)/equity	167,606	75,700	23,104	10,433
Total capitalization	167,606	75,700	23,104	10,433

The number of Common Shares to be outstanding immediately after the offering is based on 9,865,767 Common Shares outstanding as of February 16, 2024. The above table does not include any potential proceeds from the exercise of the warrants being issued in the concurrent private placement or the placement agent warrants.

S-19

DILUTION

At June 30, 2023, we had a net tangible book value of $20.49 million, corresponding to a net tangible book value of $2.50 per Common Share. Net tangible book value per share represents the amount of our total consolidated assets, less the amount of our intangible assets, our total consolidated liabilities, divided by the total number of our common shares outstanding at June 30, 2023.

Without taking into account any other changes in net tangible book value after June 30, 2023, other than to give effect to (i) the sale by us of 100% equity interest of PST Technology which included the 49% noncontrolling interest held by its wholly-owned subsidiaries in July 2023, (ii) exercise of our outstanding warrants, on a one-for-one basis, into 180,000 common shares in October 2023, and (iii) the sale by us of 1,487,870 Common Shares in this offering at an offering price of $2.20 per Common Share, but excluding the proceeds, if any, from the exercise of the warrants issued in the concurrent private placement and placement agent warrants, and after deducting the estimated placement agent fees and estimated offering expenses payable by us of $0.65 million, our estimated net tangible book value at June 30, 2023 would have been approximately $9.10 million, representing $0.92 per Common Share. This represents an immediate increase in the net tangible book value of $0.15 per Common Share to existing shareholders and an immediate dilution in net tangible book value of $1.28 per Common Share to new investors purchasing Common Shares in this offering. Dilution for this purpose represents the difference between the price per Common Share paid by these purchasers and net tangible book value per Common Share immediately after the completion of this offering.

The following table illustrates this dilution to new investors purchasing Common Shares in this offering:

	Per Common Share (in $)	Per Common Share (in $)
Offering price per share		2.20
Historical net tangible book value per Common Share as of June 30, 2023	2.50
(Decrease) in net tangible book value per Common Share after giving effect to the sale of noncontrolling interest held by the disposed PST Technology in July 2023 and exercise of warrants in October 2023	(1.73)
Increase in net tangible book value per Common Share attributable to this offering	0.15
Pro forma as adjusted net tangible book value per Common Share after giving effect to the sale of noncontrolling interest held by the disposed PST Technology in July 2023, exercise of warrants in October 2023 and this offering		0.92
Dilution per Common Share to new investors participating in this offering		1.28

The above discussion and table does not include 1,115,903 Common Shares issuable upon the exercise of the warrants issued to purchasers in the concurrent private placement at an exercise price of $3.00 per share or 74,394 Common Shares issuable upon the exercise of the warrants privately placed with the placement agent at an exercise price of $2.20 per share.

The above table does not include the impact of potential recognition of warrant liability, based on fair value by allocating a portion of net proceeds upon the issuance of warrants in the concurrent private placement.

S-20

DESCRIPTION OF COMMON SHARES AND WARRANTS

Common Shares

For a description of the Common Shares being offered hereby, please see “Description of Share Capital – Common Shares” in the accompanying prospectus.

Warrants

The material terms and provisions of the warrants being issued to the investors in the private placement and to the placement agent (with some exceptions noted below) are summarized below. The form of warrant to be issued to the investors and the form of warrant to be issued to the placement agent will be filed as exhibits to a Report of Foreign Private Issuer on Form 6-K with the SEC in connection with this offering.

The warrants to be issued to the investors will have an exercise price of $3.00 per Common Share. The warrants are exercisable on or after the date of issuance and will terminate 42 months from the date of issuance. The warrant issuable to the placement agent shall generally be on the same terms and conditions as the warrants sold in the private placement. The exercise price and number of Common Shares issuable upon exercise is subject to appropriate adjustment upon the occurrence of certain events, including, but not limited to, stock dividends or splits, business combination, sale of assets, similar recapitalization transactions or other similar transactions. In addition, the exercise price of the warrants, excluding the placement agent warrants, is subject to an adjustment in the event that we issue Common Shares for less than the applicable exercise price of the warrant. Holders of the warrants will be eligible to participate in distributions to holders of the Common Shares to the same extent as if they had exercised their warrants prior to such distribution.

There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Holders of the warrants may exercise their warrants to purchase Common Shares on or before the termination date by delivering an exercise notice, appropriately completed and duly signed. Following each exercise of the warrants, the holder is required to pay the exercise price for the number of Common Shares for which the warrant is being exercised in cash. A holder of the warrants also will have the right to exercise its warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the resale of the Common Shares issuable upon exercise thereof. Warrants may be exercised, in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver Common Shares issuable upon exercise of a warrant.

Upon the holder’s exercise of a warrant, we will issue the Common Shares issuable upon exercise of the warrant within two trading days of our receipt of notice of exercise, subject to receipt of payment of the aggregate exercise price therefor.

The Common Shares issuable on exercise of the warrants are duly and validly authorized and will be, when issued, delivered and paid for in accordance with the warrants, validly issued and fully paid and non-assessable.

S-21

If, at any time a warrant is outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our Common Shares is converted into or exchanged for other securities or other consideration, the holder of any warrants will thereafter receive, the securities or other consideration to which a holder of the number of Common Shares then deliverable upon the exercise or exchange of such warrants would have been entitled upon such consolidation or merger or other transaction. Additionally, in the event of a fundamental transaction, each warrant holder will have the right to require us, or our successor, to repurchase the warrants for an amount equal to the Black-Scholes value of the remaining unexercised portion of the warrant on the terms set forth in the warrant.

The exercisability of the warrants may be limited in certain circumstances if, after giving effect to such exercise, the holder or any of its affiliates would beneficially own (as determined pursuant to Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder) more than 4.99% or 9.99% of our Common Shares, at the election of the holder.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A HOLDER OF A COMMON SHARE UNDER THAT WARRANT, OTHER THAN THE RECEIPT OF DISTRIBUTIONS AS DESCRIBED ABOVE, UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON SHARES WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

S-22

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement dated February 16, 2024, we engaged FT Global Capital, Inc. (the “Placement Agent”) to act as our placement agent on a reasonable best-efforts basis in connection with this offering and private placement of our securities pursuant to this prospectus supplement and accompanying prospectus. The Agreement is attached as an exhibit to our Report of Foreign Private Issuer on Form 6-K filed with the SEC in connection with this offering. The Placement Agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts,” to arrange for the sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the placement agency agreement. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. There is no requirement that any minimum number of securities or dollar amount of securities be sold in this offering and there can be no assurance that we will sell all or any of the securities being offered. As described below, we entered into a purchase agreement directly with each investor in connection with this offering and we may not sell the entire amount of securities offered pursuant to this prospectus supplement.

The Placement Agent may engage sub-agents or selected dealers to assist with this offering.

We entered into a Securities Purchase Agreement with the purchasers purchasing the securities being issued pursuant to this offering and the concurrent private placement. The form of the Securities Purchase Agreement is attached as an exhibit to our Report of Foreign Private Issuer on Form 6-K filed with the SEC in connection with this offering. The closing of this offering and the private placement will take place on or before February 21, 2024, and the following will occur: (1) we will receive funds in the amount of the aggregate purchase price; (2) the Placement Agent will receive the placement agent fees in accordance with the terms of the Agreement; and (3) we will deliver the Common Shares and warrants.

Commissions and Offering Expenses

Upon the closing of this offering and the private placement, we have agreed to pay the Placement Agent a cash fee equal to 8% of the aggregate purchase price of the Common Shares sold under this prospectus supplement and the accompanying warrants sold in the concurrent private placement. We have also agreed to reimburse the Placement Agent for certain due diligence or related expenses, up to $40,000 and for its legal expense, up to $50,000.

Placement Agent Warrants

We have agreed to issue to the Placement Agent a warrant to purchase 74,394 Common Shares, or 5% of the aggregate number of Common Shares sold in this offering. The Placement Agent warrants have an exercise price of $2.20, are exercisable for 42 months, and will have substantially the same terms as the warrants being issued to the investors in this offering. Pursuant to FINRA Rule 5110(e), the placement agent warrants and any Common Shares issued upon exercise of the placement agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Representative or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC.

S-23

Tail Fee

We have also agreed to an 12-month tail fee equal to the cash and warrant compensation in this offering if any investor to whom the Placement Agent introduced us with respect to this offering during the term of its engagement, or any investor that participated in the offering, provides us with further capital during such 12-month period following termination of our engagement with the Placement Agent.

Right of First Refusal

We have also granted to the Placement Agent the right of first refusal for a period of 12 months from the expiration of the term of the placement agency agreement to act as lead and book running manager or minimally co-lead manager and co-book runner and/or co-lead placement agent with no less than 80% of the economics, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings, whether with or without or through an underwriter, placement agent or broker-dealer and whether pursuant to registration under the Securities Act or otherwise, during such 12 month period. The Company and any such Subsidiary or successor will consult the Placement Agent with regard to any such proposed financing. If the Placement Agent fails to accept such offer within 3 business days after the provision of a notice containing the material terms of the proposed financing proposal, then the Placement Agent shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such financing proposal are subsequently modified in any material respect, the irrevocable right referred to herein shall apply to such modified proposal as if the original proposal had not been made. If the Placement Agent decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for reasonable and customary fees for transactions of similar size and nature; provided, however, that in no event shall the Placement Agent’s fee be no less than the fee set forth in the placement agency agreement.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under the Agreement and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Lock-Up Agreements

In connection with this offering, each of our executive officers, directors, employees and holders of more than five percent (5%) of our ordinary shares has agreed, subject to certain exceptions set forth in the lock-up agreements, not to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of, directly or indirectly, any ordinary shares, or any securities convertible into or exercisable or exchangeable for ordinary shares, for 90 days following the date of the lock-up agreements.

S-24

Securities Issuance Standstill

In addition, we have agreed that we will not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ordinary shares or any securities which would entitle the holder thereof to acquire at any time ordinary shares, during the 60-day period from the date of this prospectus, subject to certain exemptions. We have also agreed that we will not, during the 60-day period from the date of this prospectus, effectuate or enter into an agreement to effect any issuance of ordinary shares or any securities which would entitle the holder thereof to acquire at any time ordinary shares (or a combination of units thereof) involving, among others, transactions in which without the prior written consent of the Placement Agent (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, other than pursuant to a registration statement on Form S-8 for employee benefit plans or amendment(s) to the registration statement on Form F-3 filed by the Company on February 10, 2023; whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise; or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

Listing

Our common shares have been listed on the Nasdaq Capital Market since 1986. Our common shares trade under the symbol “CHNR.” There is no established public trading market for the warrants, and we do not plan to list the warrants on the Nasdaq Capital Market or any other securities exchange or trading market. Without an active trading market, the liquidity of the warrants will be limited.

Regulation M

The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting commissions under the Securities Act. The placement agents will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the securities by the placement agents. Under these rules and regulations, the placement agents may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the placement agent, if any, participating in this offering and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the placement agent, and should not be relied upon by investors.

S-25

Other Relationships

From time to time, the Placement Agent may provide, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any services.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Securities or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. The common shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

S-26

LEGAL MATTERS

Certain legal matters with respect to BVI law will be passed upon for us by our BVI counsel, Maples and Calder (Hong Kong) LLP. Certain legal matters with respect to United States and New York law will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP. Certain legal matters will be passed on for the placement agent by Sheppard Mullin, Richter & Hampton LLP.

EXPERTS

The consolidated financial statements of China Natural Resources, Inc. appearing in China Natural Resources, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2022 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

S-27

1,487,870 COMMON SHARES

CHINA NATURAL RESOURCES, INC.

PROSPECTUS SUPPLEMENT

PLACEMENT AGENT

FT GLOBAL CAPITAL, INC.

CHINA NATURAL RESOURCES, INC.

$92,674,000

Common Shares, Preferred Shares, Debt Securities, Warrants, and Units

China Natural Resources, Inc. (“we,” “us,” “our,” or the “Company”) may offer and sell from time to time any combination of our common shares, no par value (“common shares”), preferred shares, no par value (“preferred shares”), debt securities, and warrants, either individually or in units up to an aggregate initial offering price of $92,674,000. We may also offer common shares upon conversion of preferred shares, common shares or preferred shares upon conversion of debt securities, or common shares, preferred shares or debt securities upon the exercise of warrants. Our common shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CHNR.”

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities we are offering and the specific manner in which we will offer the securities. The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

We may offer and sell the securities directly to or through one or more underwriters, dealers, agents, or directly to purchasers, or through any combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The amount of securities that we may sell under this prospectus during any 12-month period is limited by General Instruction I.B.5. of Form F-3 to one-third of the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates (our “Public Float”). The aggregate market value of our Public Float as of February 2, 2023, was $9,102,960.72 (calculated by multiplying the 13,408,397 shares in our Public Float by the $0.6789 closing price of our common shares on such date). During the period of 12 calendar months immediately prior to and including the date of this prospectus, we did not offer any securities pursuant to General Instruction I.B.5.

We are not a Chinese operating company but a British Virgin Islands (“BVI”) holding company with operations conducted by our subsidiaries established in the People’s Republic of China (for purposes of this prospectus only, and excluding Taiwan, Hong Kong and Macao, “China” or the “PRC”), and which owns equity interests, directly or indirectly, of the operating subsidiaries. Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a BVI holding company with operations conducted by its subsidiaries. We are subject to legal and operational risks associated with being based in the PRC and Hong Kong and having all of our operations in the PRC, discussed in greater detail below. The Chinese government may intervene in or influence the operation of PRC subsidiaries and exercise significant oversight and discretion over the conduct of their business or may exert more control over offerings conducted overseas by, and/or foreign investment in, China-based issuers, which could result in a material change in our operations and/or the value of our common shares. Further, rules and regulations in China can change quickly with little advance notice, and any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas by, and/or foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The legal and operational risks associated with being based in and having operations in mainland China also apply to operations in Hong Kong and Macau. While entities and businesses in Hong Kong and Macau operate under different sets of laws from mainland China, the legal risks associated with being based in and having operations in mainland China could apply to a company’s operations in Hong Kong and Macau, if the laws applicable to mainland China become applicable to entities and business in Hong Kong and Macau in the future. We currently do not have material operations in Hong Kong or Macau. It is management’s understanding that there are no restrictions, limitations, rules, or regulations under Hong Kong law that are commensurate to those of the PRC with respect to (i) payment of dividends and other distributions from the Company’s subsidiaries to the Company, (ii) currency conversion that may affect payment of dividends or foreign currency denominated obligations, (iii) offshore financing activities, (iv) anti-monopoly laws, or (v) data protection and cybersecurity, that have impacted or may impact the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other exchange.

The PRC government has recently initiated a series of regulatory actions and public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. There have not yet been comparable developments in Hong Kong, but such developments may occur. Since these statements and regulatory actions by the PRC government are relatively newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what potential impacts such modified or new laws and regulations will have on our daily business operations, ability to accept foreign investments, or maintain our listing on the Nasdaq or list on another U.S. or foreign exchange, although they have had no impacts to date. The Standing Committee of the PRC National People’s Congress or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before offering securities in the U.S. Any future Chinese, U.S., BVI or other laws, rules and regulations that place restrictions on capital raising or other activities by companies with extensive operations in China could adversely affect our business and results of operations. See “Risk Factors – Risks Relating to Our PRC Operations and Doing Business in the PRC” beginning on page 9 for a detailed description of various risks related to doing business in China and other information that should be considered before making a decision to purchase any of our securities.

The Public Company Accounting Oversight Board (“PCAOB”) may determine that it is unable to inspect our auditor in relation to its audit work to its satisfaction, and our common shares may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, (“HFCAA”) if the PCAOB is unable to inspect or fully investigate our auditor for two consecutive years. Our independent auditor, Ernst & Young Hua Ming LLP, was subject to the determinations announced by the PCAOB on December 16, 2021 that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong. We were identified by the Securities and Exchange Commission (“SEC”) in its “conclusive list of issuers identified under the HFCAA,” indicating that we were among those companies formally subject to the delisting provisions of the HFCAA (a “Commission-Identified Issuer”). The PCAOB, the China Securities Regulatory Commission (“CSRC”) and PRC Ministry of Finance entered into a Statement of Protocol on August 26, 2022, designed to allow the PCAOB to fully investigate auditors located in China. On December 15, 2022, the PCAOB issued a report vacating the previous determinations dated December 16, 2021. Accordingly, until such time as the PCAOB issues any new determination, we are not at risk of having our securities subject to a trading prohibition under the HFCAA because we do not expect to be identified as a Commission-Identified Issuer for a second consecutive year. If in the future the PCAOB determines it no longer can inspect or investigate completely our auditor because of a position taken by an authority in the PRC, the PCAOB will consider issuing a new determination.

Transfers of Cash and Assets Between Our Company and Our Subsidiaries

Cash and asset transfers through the Company and our subsidiaries are primarily attributed to shareholder loans from us to our subsidiaries. Under PRC laws and regulations, we are subject to some restrictions on intercompany fund transfers and foreign exchange controls. Our subsidiaries receive substantially all revenue in Renminbi (“RMB”), and the PRC or Hong Kong governments could prevent the RMB maintained in the PRC or Hong Kong from leaving, impose controls on its conversion into foreign currencies, restrict deployment of the RMB into the business of our subsidiaries and restrict the ability to pay dividends. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future. To the extent cash in the business is in the PRC or Hong Kong or our PRC or Hong Kong entities, the funds may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC or Hong Kong governments to transfer cash. We cannot assure you that the PRC or Hong Kong governments will not intervene in or impose restrictions on our ability to make intercompany cash transfers.

All cash or asset transfers between us and our subsidiaries during the three years ended December 31, 2021, are set forth in the table below. There were no cash or asset transfers between us and our subsidiaries during the six months ended June 30, 2022. The purpose of the outbound transfers, in the form of shareholder loans, was to pay off the subsidiaries’ expenses. The purpose of the inbound transfers, in the form of loan repayments, was to centralize the treasury function of the Company and our subsidiaries. There are no fixed repayment terms and no tax implication for these transfers. We did not make any capital contributions to, or receive any dividends from, our subsidiaries during these periods. No transfers, dividends or distributions have been made to investors during these periods. PRC laws and regulations may restrict our ability to make dividends and distributions to investors, including U.S. investors. For more information, see “Risk Factors – Risks Relating to Our PRC Operations and Doing Business in the PRC – Our PRC subsidiaries are subject to restrictions on paying dividends and making other payments to us,” on page 11.

		Year ended December 31,				Six Months ended June 30,
		2019	2020	2021	2021	2022	2022
Transferor	Transferee	HK$	HK$	HK$	US$	HK$	US$
Outbound Transfers
China Natural Resources, Inc.	Feishang Mining	—	—	50,000	6,410	—	—
	China Coal	8,000	8,000	8,000	1,026	—	—
	Feishang Yongfu	8,000	8,000	8,000	1,026	—	—
	Feishang Dayun	8,000	8,000	8,000	1,026	—	—
	Total	24,000	24,000	74,000	9,488	—	—
Inbound Transfers
Feishang Mining	China Natural Resources, Inc.	—	150,000	—	—	—	—
China Coal		—	30,000	—	—	—	—
Feishang Yongfu		—	50,000	30,000	3,846	—	—
Feishang Dayun		—	50,000	30,000	3,846	—	—
	Total	—	280,000	60,000	7,692	—	—

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus and in the documents that we file with the SEC that are incorporated into this prospectus by reference, and the risks we describe in any accompanying supplement, for factors you should consider before buying our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________________.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, “CHNR,” the “Company,” “we,” “us,” and “our” are references to China Natural Resources, Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, subject to certain limitations depending on the market value of our Public Float, we may issue and sell any combination of the securities described in this prospectus, for cash, in one or more offerings with a maximum offering price of up to $92,674,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the securities being offered. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and any related prospectus supplement in their entirety together with additional information described under the heading “Where You Can Find More Information” in this prospectus. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement, and we take no responsibility for any information that others may give you. This prospectus is not an offer to sell, nor is it a solicitation of any offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents, or that information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

1

CAUTIONARY STATEMENT ON FORWARD LOOKING INFORMATION

This prospectus contains statements that constitute forward-looking statements within the meaning of the U.S. federal securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “possible,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements appear in a number of places in this prospectus and include, without limitation, statements regarding the belief and current expectations of the Company, its directors or its officers with respect to the Company’s policies regarding its business development, investments, dispositions, financings, conflicts of interest and trends affecting the Company’s financial condition or results of operations. Forward-looking statements are not a guarantee of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. Among the risks and uncertainties that could cause our actual results to differ from our forward-looking statements are:

•	uncertainties regarding governmental, economic and political circumstances in the PRC;
•	the impact on the Company’s financial position, growth potential and business of an investment in the wastewater treatment sector of the PRC generally and in Precise Space-Time Technology Limited (“PST Technology”) and Shanghai Onway Environmental Development Co., Limited (“Shanghai Onway”) specifically;
•	the experience, supply chain and customer relationships and market insights of the PST Technology team;
•	uncertainties regarding our ability to successfully operate and compete within the wastewater treatment industry in the PRC;
•	the growth potential of the wastewater treatment and environmental protection industries in the PRC;
•	our ability to successfully integrate the operations of PST Technology and realize the expected benefits of its acquisition;
•	possible downturns in the PRC wastewater treatment industry or other sectors that the Company may invest in;
•	uncertainties related to the Company’s ability to identify potential partners or acquisition targets as it considers strategic alternatives, including in the healthcare and other non-natural resources sectors;
•	uncertainties associated with metal price volatility;
•	uncertainties concerning the viability of mining and estimates of reserves at the Company’s Wulatehouqi Moruogu Tong Mine (the “Moruogu Tong Mine”) in Inner Mongolia;
•	uncertainties regarding our ability to acquire a mining permit and to extract mineral reserves located in the Moruogu Tong Mine in an economically feasible manner;
•	uncertainties related to our ability to fund operations and capital expenditures;
•	uncertainties related to geopolitical events and conflicts, such as the conflict between Russia and Ukraine;
•	uncertainties regarding the impact of the COVID-19 pandemic on domestic PRC and global economic conditions, demand for the mineral reserves that we may locate or extract, our workforce, whether due to illness or restrictions on movement, and on the price of our securities;
•	uncertainties related to possible future increases in operating expenses;
•	the fluctuations of interest rates and foreign exchange rates;
•	the results of the next assessment by the Staff of the Nasdaq Listing Qualifications department of the Company’s compliance with the Nasdaq Listing Rules;
•	uncertainties related to the political situation between the PRC and the United States, the ability of the PCAOB to continue to inspect auditors located in the PRC, the implementation by the SEC of more stringent disclosure and/or other requirements for companies located in the PRC, potential negative impacts on companies with operations in the PRC that are listed on exchanges in the United States, and increasing regulation by PRC government agencies of companies located in the PRC but listed elsewhere; and
•	other risks detailed from time to time in the Company’s filings with the SEC, including without limitation the information set forth in “Item 3. Key Information – 3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2021 (the “2021 Annual Report”).
2

PROSPECTUS SUMMARY

We are not a Chinese operating company but a BVI holding company with operations conducted by our subsidiaries established in the PRC, and which owns the equity interests, directly or indirectly, of our operating subsidiaries. See “Organizational Structure” on page 4 for further information regarding our subsidiaries’ names, places of incorporation, and equity ownership. Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a BVI holding company with operations conducted by its subsidiaries. We are subject to legal and operational risks associated with being based in the PRC and Hong Kong and having all of our operations in the PRC, discussed in greater detail below. The Chinese government may intervene in or influence the operation of our PRC subsidiaries and exercise significant oversight and discretion over the conduct of their business or may exert more control over offerings conducted overseas by and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our common shares or other securities. Further, rules and regulations in China can change quickly with little advance notice, and any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas by and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The legal and operational risks associated with being based in and having operations in mainland China also apply to operations in Hong Kong and Macau. While entities and businesses in Hong Kong and Macau operate under different sets of laws from mainland China, the legal risks associated with being based in and having operations in mainland China could apply to a company’s operations in Hong Kong and Macau, if the laws applicable to mainland China become applicable to entities and business in Hong Kong and Macau in the future. We currently do not have material operations in Hong Kong or Macau. It is management’s understanding that there are no restrictions, limitations, rules, or regulations under Hong Kong law that are commensurate to those of the PRC with respect to (i) payment of dividends and other distributions from the Company’s subsidiaries to the Company, (ii) currency conversion that may affect payment of dividends or foreign currency denominated obligations, (iii) offshore financing activities, (iv) anti-monopoly laws, or (v) data protection and cybersecurity, that have impacted or may impact the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other exchange. See “Risk Factors” beginning on page 9 of this prospectus and in the documents that we file with the SEC that are incorporated into this prospectus by reference, and the risks we describe in any accompanying supplement, for factors you should consider before buying our securities.

Business Overview

The Company operates in two reportable operating segments: wastewater treatment and exploration and mining. During 2021, the Company entered the rural wastewater treatment industry in the PRC by indirectly acquiring a 51% equity interest in its operating subsidiary Shanghai Onway. Additionally, the Company is engaged in metal exploration and mining activities in the Inner Mongolia Autonomous Region of the PRC, including exploring for lead, silver and other nonferrous metals.

Shanghai Onway is a PRC company principally engaged in the development of rural wastewater treatment technologies, the provision of equipment and materials for rural wastewater treatment, undertaking engineering, procurement and construction (“EPC”) and public-private partnership projects in relation to rural wastewater treatment, and the provision of consulting and professional technical services. Shanghai Onway has a team of well-regarded experts with deep industry experience in the field of wastewater treatment and carries out its rural wastewater treatment business using proprietary wastewater treatment technologies. With Shanghai Onway’s core biological filtration technology, a series of optimized and integrated processes are formed to provide advanced and practicable solutions to decentralized rural wastewater treatment and resource recycling in the PRC.

The Company’s subsidiary Bayannaoer City Feishang Mining Company Limited (“Bayannaoer Mining”) holds an exploration permit issued by the Land and Resources Department of Inner Mongolia Autonomous Region covering the Moruogu Tong Mine, located in Wulatehouqi, Bayannaoer City, Inner Mongolia. Based upon preliminary geologic surveys, it is believed that the Moruogu Tong Mine contains lead and silver, with the prospect that further surveying and exploration may indicate the presence of other ores such as copper. In 2019 and 2020, Bayannaoer Mining was involved in the trade of copper ore in the PRC. We ceased trading copper ore in the second half of 2020, due to volatile fluctuations in the price of copper.

The Company is also actively exploring business opportunities in the healthcare and other non-natural resource sectors.

3

Organizational Structure

Below is a chart of our organizational structure as of the date of this prospectus: All current operations are conducted by Bayannaoer Mining and Shanghai Onway, and its subsidiaries Zhejiang Xinyu Environmental Technology Co., Limited and Shaoguan Angrui Environmental Technology Development Co., Limited.

Regulatory Risks Relating to Our Operations in China

Although they have had no impacts on our business to date, recent statements and regulatory actions by the Chinese government, such as those related to data security or anti-monopoly concerns, could have a significant impact on our ability to conduct our business, accept foreign investments, or maintain our listing on Nasdaq or list on another U.S. or foreign exchange. There have not been comparable developments in Hong Kong yet, but such developments may occur.

For example, on June 10, 2021, the Standing Committee of the PRC National People’s Congress promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities (e.g., collection, storage, usage, reorganization, transmission, provision, disclosure and deletion) and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. We believe that our business is not in an industry related to national security, but we cannot preclude the possibility that PRC government authorities may publish explanations contrary to our understanding or broaden the scope of such reviews in the future, in which case our future activities may be closely scrutinized or prohibited. Moreover, given the PRC authorities have significant discretion in interpreting and applying their laws, rules and regulations, if we undertake a transaction in the PRC that involves data security or an industry that the PRC government is focusing on, we could be subject to review by the CSRC, Cyberspace Administration of China (“CAC”) or other applicable governmental agency. Such review could be time consuming, could cause us to incur significant costs in responding to such agencies and/or rectifying any potential issues noted by such agencies or completely abandon a potential transaction.

4

Further, on July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and supervision of overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of regulatory systems. On December 24, 2021, the State Council issued a draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Provisions”) and the CSRC issued a draft of the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Administrative Measures”) for public comment. The Draft Provisions and the Draft Administrative Measures propose to establish a new filing-based regime to regulate overseas offerings of stock, depository receipts, convertible corporate bonds, or other equity securities, and overseas listing of these securities for trading, by PRC companies.

If it is determined in the future that approval from or filing with the CSRC or other regulatory authorities or other procedures are required for our offshore offerings and/or listings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, including by our inadvertent conclusion that such approval or filing was not required when in fact it was, or a rescission of any such approval or filing if obtained by us, could subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the securities offered. Additionally, the PRC government has issued a series of anti-monopoly laws and regulations since 2021, paying more attention to corporate compliance, which have not impacted our business to date but may in the future.

We believe that these regulations currently have and will have little impact on us, but we cannot guarantee that regulators will agree with us or that these regulations will not affect our business operations in the future.

Transfers of Cash and Assets Between Our Company and Our Subsidiaries

Cash and asset transfers through the Company and our subsidiaries are primarily attributed to shareholder loans from us to our subsidiaries. Under PRC laws and regulations, we are subject to various restrictions on intercompany fund transfers and foreign exchange controls. To the extent our cash is in the PRC or a PRC entity, the funds may not be available for the distribution of dividends to our investors, including our U.S. investors, or for other use outside of the PRC, due to the interventions in or the imposition of restrictions and limitations by the PRC government on our ability to transfer cash. The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of mainland China. Our PRC subsidiaries receive substantially all revenue in RMB. Our PRC subsidiaries may pay dividends, if any, only out of their accumulated after-tax profits determined in accordance with Chinese accounting standards and regulations, only after satisfaction of relevant statutory conditions and procedures, and would be subject to the PRC dividend withholding tax at a tax rate of 10% for any dividends paid by our PRC subsidiaries from their earnings derived after January 1, 2008, to our Hong Kong subsidiaries, or a reduced rate of 5% if certain conditions are met. If the PRC foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including U.S. shareholders. PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using our funds to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect the liquidity of our PRC subsidiaries and our ability to fund and expand our business in the PRC and cause the value of our securities to significantly decline or become worthless.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets in the business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC or Hong Kong governments to transfer cash or assets. We cannot assure you that the PRC or Hong Kong governments will not intervene in or impose restrictions on our ability to make intercompany cash transfers or dividends to investors, including U.S. investors.

5

All cash or asset transfers between us and our subsidiaries during the three years ended December 31, 2021, are set forth in the table below. There were no cash or asset transfers between us and our subsidiaries during the six months ended June 30, 2022. The purpose of the outbound transfers, in the form of shareholder loans, was to pay off the subsidiaries’ expenses. The purpose of the inbound transfers, in the form of loan repayments, was to centralize the treasury function of the Company and our subsidiaries. There are no fixed repayment terms and no tax implication for these transfers. We did not make any capital contributions to, or receive any dividends from, our subsidiaries during these periods. No transfers, dividends or distributions have been made to investors during these periods.

		Year ended December 31,				Six Months ended June 30,
		2019	2020	2021	2021	2022	2022
Transferor	Transferee	HK$	HK$	HK$	US$	HK$	US$
Outbound Transfers
China Natural Resources, Inc.	Feishang Mining	—	—	50,000	6,410	—	—
	China Coal	8,000	8,000	8,000	1,026	—	—
	Feishang Yongfu	8,000	8,000	8,000	1,026	—	—
	Feishang Dayun	8,000	8,000	8,000	1,026	—	—
	Total	24,000	24,000	74,000	9,488	—	—
Inbound Transfers
Feishang Mining	China Natural Resources, Inc.	—	150,000	—	—	—	—
China Coal		—	30,000	—	—	—	—
Feishang Yongfu		—	50,000	30,000	3,846	—	—
Feishang Dayun		—	50,000	30,000	3,846	—	—
	Total	—	280,000	60,000	7,692	—	—

Permits and Approvals

Our PRC subsidiaries mainly carry out rural wastewater treatment and metal exploration activities in the PRC, which are subject to a series of PRC laws and regulations. In order to carry out such business, licenses, permits, and approvals are required from different PRC authorities, including an exploration permit with regards to our metal exploration activity, received from the Land and Resources Department of the Inner Mongolia Autonomous Region, construction permits in relation to our EPC activities, and business licenses from local industry and commercial bureaus as required upon company registration. As of the date of this prospectus, as far as we are aware and in the judgment of management, we have obtained all necessary licenses, permits and approvals to operate our business in the PRC, and we have not been denied any requisite approvals or permits. If we or our PRC subsidiaries fail to maintain or renew such licenses, permits and approvals in a timely manner in the future, our business may be materially affected.

As of the date of this prospectus, we do not believe that we need to apply for the cybersecurity review required by the CAC, and we have received all requisite permissions or approvals in connection with our offshore offerings under PRC law. For more information regarding licensing, approval and permit requirements of the CSRC, CAC, or other PRC governmental agencies, see the risk factors titled “Failure to comply with PRC regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our business, as we routinely collect, store and use data during the conduct of our business” and “The approval of or filing with the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.”

Holding Foreign Companies Accountable Act

The PCAOB may determine that it is unable to inspect our auditor in relation to its audit work to its satisfaction, and our common shares may be prohibited from trading in the United States under the HFCAA if the PCAOB is unable to inspect or fully investigate our auditor for two consecutive years. Our independent auditor, Ernst & Young Hua Ming LLP, was subject to the determinations announced by the PCAOB on December 16, 2021 that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong. We were identified by the SEC as a Commission-Identified Issuer shortly after filing our 2021 Annual Report. The PCAOB, the CSRC and PRC Ministry of Finance entered into a Statement of Protocol on August 26, 2022, designed to allow the PCAOB to fully investigate auditors located in China. On December 15, 2022, the PCAOB issued a report vacating the previous determinations dated December 16, 2021. Accordingly, until such time as the PCAOB issues any new determination, we are not at risk of having our securities subject to a trading prohibition under the HFCAA because we do not expect to be identified as a Commission-Identified Issuer for a second consecutive year. If in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will consider issuing a new determination.

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Share Information

Our common shares are listed on Nasdaq under the symbol “CHNR.” A description of the securities we are authorized to issue is contained elsewhere in this prospectus.

Exchange Rates

The Company’s reporting currency is RMB. Translations of amounts from RMB to U.S. Dollars are for the convenience of the reader. Translations from RMB to U.S. Dollars or from U.S. Dollars to RMB have been made at the single rate of exchange (the “RMB Exchange Rate”) as quoted by www.ofx.com on June 30, 2022, which was US$1.00 = RMB6.6995. Translations from Hong Kong dollars to U.S. Dollars have been made at the official pegged exchange rate of US$1.00 = HK$7.80 as of June 30, 2022. The RMB is not freely convertible into foreign currencies and no representation is made that the RMB or U.S. Dollar amounts referred to herein could have been or could be converted into U.S. Dollars or RMB, as the case may be, at the RMB Exchange Rate or at all.

All foreign exchange transactions take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China, the PRC’s central bank. No representation is made that the RMB or U.S. Dollar amounts referred to herein could have been or could be converted into U.S. Dollars or RMB, as the case may be, at the RMB Exchange Rate or at all.

Risk Factor Summary

Investing in our Company involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Company. Below please find a summary of the risks and challenges we face organized under relevant headings. These risks are discussed more fully in the section titled “Item 3. Key Information – Item 3.D. Risk Factors” in our 2021 Annual Report, which is incorporated in this prospectus by reference.

Risks Relating to Our PRC Operations and Doing Business in the PRC

•	Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and operations.
•	PRC laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. Uncertainties with respect to the PRC legal system could adversely affect us. The PRC government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors – Uncertainties with respect to the PRC legal system could adversely affect us.”
•	PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Rules and regulations in China can change quickly with little advance notice. Any changes in such laws and regulations may have a material and adverse effect on our business.
•	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our ability to fund and expand our business.
•	Inflation in the PRC, or a slowing PRC economy, could negatively affect our profitability and growth.
•	Our PRC subsidiaries are subject to restrictions on paying dividends and making other payments to us.
•	Governmental control of currency conversion may affect payment of any dividends or foreign currency denominated obligations, and it may adversely affect the value of your investment.
•	The fluctuation of the RMB may materially and adversely affect your investment.
•	The PRC State Administration of Foreign Exchange (“SAFE”) regulations regarding offshore financing activities by PRC residents have undergone changes which may increase the administrative burden we face and create regulatory uncertainties that could adversely affect us, and a failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.
•	The PCAOB may determine that it is unable to inspect our auditor in relation to its audit work performed for our financial statements to its satisfaction, and the inability of the PCAOB to conduct inspections over our auditor may affect our investors’ ability to benefit from such inspections. Our independent auditor, Ernst & Young Hua Ming LLP, was subject to the determinations announced by the PCAOB on December 16, 2021 that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong. On December 15, 2022, the PCAOB issued a report vacating the previous determinations dated December 16, 2021. Accordingly, until such time as the PCAOB issues any new determination, we are not at risk of having our securities subject to a trading prohibition under the HFCAA because we do not expect to be identified as a Commission-Identified Issuer for a second consecutive year. If in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will consider issuing a new determination.
•	Our common shares may be prohibited from trading in the United States under the HFCAA if the PCAOB is unable to inspect or fully investigate our auditor for two consecutive years. The delisting of our common shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.
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•	Proceedings instituted by the SEC against Chinese affiliates of the “Big Four” accounting firms, including our independent registered public accounting firm, could result in a determination that our financial statements are not in compliance with the SEC’s requirements.
•	It may be difficult for overseas regulators to conduct investigations or collect evidence within China.
•	If we fail to protect our intellectual property rights, it could harm our business and competitive position.
•	PRC regulations establish complex procedures for some acquisitions conducted by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.
•	We and our PRC subsidiaries are required to maintain a series of licenses, permits and approvals from PRC authorities to operate our business in the PRC, and failure to maintain or renew such licenses, permits or approvals in a timely manner could materially affect our business.
•	The approval of or filing with the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.
•	Failure to comply with PRC regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our business, as we routinely collect, store and use data during the conduct of our business.
•	We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.
•	Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.
•	Failure to make adequate contributions to various mandatory social security plans as required by PRC regulations may subject us to penalties.
•	Enforcement of stricter labor laws and regulations may increase our labor costs.
•	If the chops of our PRC subsidiaries are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

Risks Relating to Our Securities

•	If we fail to regain compliance with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our common shares and make obtaining future debt or equity financing more difficult for us.

Principal Executive Office

Our principal executive office is located at Room 2205, 22/F, West Tower, Shun Tak Centre, 168-200 Connaught Road Central, Sheung Wan, Hong Kong. Our telephone number at this address is +852-2810-7205. Our principal website is www.chnr.net. Information contained on our website is not part of this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk and should be considered speculative. You should carefully consider the following risks set out below and other information before investing in our securities. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations or cash flows could be adversely affected, the trading price of our securities could decline and all or part of your investment may be lost.

Risks Relating to Our PRC Operations and Doing Business in the PRC

Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and operations.

All of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are affected by economic, political and social conditions in China generally and by continued economic growth in China as a whole.

China’s economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. In recent decades, the Chinese government has implemented a series of reform measures, including, among others, the utilization of market forces for economic reform and the establishment of improved corporate governance in business enterprises. However, a considerable portion of productive assets in China is still owned by the government. In addition, the Chinese government also plays a significant role in regulating industry development and has extensive influence over China’s economic growth through allocating resources, foreign exchange control and setting monetary and fiscal policy.

The growth of China’s economy has been uneven, both geographically and among various sectors of the economy, and the growth of the Chinese economy has slowed down in recent years for various reasons, including due to the impacts of the COVID-19 pandemic. Some of the government measures may benefit the overall Chinese economy but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. Any stimulus measures designed to boost the Chinese economy may contribute to higher inflation, which could adversely affect our results of operations and financial condition. For example, certain operating costs and expenses, such as employee compensation and office operating expenses, may increase as a result of higher inflation.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct our business through our subsidiaries in China. Our operations in China are governed by PRC laws and regulations. Our subsidiaries are generally subject to laws and regulations applicable to foreign investments in China. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value.

PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China over the past several decades. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all. As a result, we may not be aware of our potential violation of these policies and rules. In addition, any administrative and court proceedings in China may be protracted and result in substantial costs and diversion of resources and management attention.

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The PRC government has significant oversight over the conduct of our business. The PRC government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering. The PRC government has recently indicated an intent to exert more oversight over offerings that are conducted overseas and foreign investment in China-based issuers. Any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Rules and regulations in China can change quickly with little advance notice. Any changes in such laws and regulations may have a material and adverse effect on our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. Rules and regulations in China can change quickly with little advance notice. We and our current subsidiaries are, and any future subsidiaries will be, considered foreign persons or foreign-invested enterprises under PRC laws, and as a result, we are and will be required to comply with PRC laws and regulations applicable to foreign persons or foreign-invested enterprises. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. Exploration and mining operations and wastewater treatment operations in the PRC are subject to environmental laws and regulations, and the imposition of more stringent environmental regulations may affect our ability to comply with, or our costs to comply with, such regulations. Such changes, if implemented, may adversely affect our business operations and may reduce our profitability. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China. We may make loans to our PRC subsidiaries, or we may make additional capital contributions to our wholly foreign-owned subsidiaries in China. Any loans to our wholly foreign-owned subsidiaries in China, which are treated as foreign-invested enterprises under PRC law, are subject to PRC regulations and foreign exchange loan registration requirements. In addition, a foreign-invested PRC enterprise has limitations upon its uses of capital, including restrictions on such capital being: (i) directly or indirectly used for payments beyond the business scope of the enterprise or payments prohibited by relevant laws and regulations; (ii) used for the granting of loans to non-affiliated enterprises, except where expressly permitted in the foreign-invested PRC enterprise’s business license; and (iii) used for paying expenses related to the purchase of real estate that is not for self-use, except for foreign-invested real estate enterprises. We may also decide to finance our PRC subsidiaries by means of capital contributions, in which case the PRC subsidiary is required to register the details of the capital contribution with the local branch of the State Administration for Market Regulation (“SAMR”) and submit a report on the capital contribution via the online enterprise registration system to the Ministry of Commerce.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals or filings on a timely basis, if at all, with respect to future loans or capital contributions by us to our PRC operating subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

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Inflation in the PRC, or a slowing PRC economy, could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products and services rise at a rate that is insufficient to compensate for the rise in the costs of supplies and services, it may have an adverse effect on our profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credit, limits on loans for fixed assets and restrictions on bank lending. Such an austere policy can lead to a slowing of economic growth, and recent statistics have, indeed, suggested that China’s high annual economic growth has slowed down. In addition, the global outbreak of COVID-19 and the efforts to contain it have negatively impacted economic development in the PRC and around the world. Despite targeted fiscal and monetary stabilizing policies implemented by the PRC government, the PRC economy has experienced a significant slowdown since the outbreak of COVID-19. As a result, domestic and global economic conditions may improve, and the markets we intend to serve may grow, at a lower-than-expected rate or even experience a downturn, adversely affecting our future profitability and growth.

Our PRC subsidiaries are subject to restrictions on paying dividends and making other payments to us.

We are a holding company incorporated in the BVI. Under BVI law, we may only pay dividends to investors, including U.S. investors, from surplus (the excess, if any, at the time of the determination of the total assets of our company over the sum of our liabilities, as shown in our books of account, plus our capital), and we must be solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the ordinary course of business, and the realizable value of assets of our company will not be less than the sum of our total liabilities, other than deferred taxes as shown in our books of account, and our capital. As a result of our holding company structure, dividends and other distributions to our shareholders, including U.S. investors, will depend primarily upon dividend payments from our subsidiaries. However, PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with PRC accounting standards and regulations. Our subsidiaries in China are also required to set aside a portion of their after-tax profits as certain reserve funds according to PRC accounting standards and regulations. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currency out of China. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. Furthermore, if our subsidiaries in China incur further debt in the future, debt covenants may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive dividends from our operating companies, Bayannaoer Mining and Shanghai Onway, due to contractual or other limitations on the payment of dividends, we may be unable to pay dividends or make other distributions on our common shares.

Governmental control of currency conversion may affect payment of any dividends or foreign currency denominated obligations, and it may adversely affect the value of your investment.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency denominated obligations. Under existing PRC foreign exchange regulations, the RMB is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries. Currently, our PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where RMB is to be converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due, or pay dividends or make other distributions to investors, including U.S. investors.

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The fluctuation of the RMB may materially and adversely affect your investment.

The exchange rate of the RMB against the U.S. Dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. As most of our operating expenses are denominated in RMB, any significant revaluation of the RMB may materially and adversely affect our cash flows and financial condition. Additionally, if we convert our RMB into U.S. Dollars, to pay dividends on our common shares or for other business purposes, depreciation of the RMB against the U.S. Dollar would negatively affect the amount of U.S. Dollars we convert our RMB into. Conversely, to the extent that we need to convert U.S. Dollars we receive from an offering of our securities or otherwise into RMB for our operations, the appreciation of the RMB against the U.S. Dollar could have an adverse effect on our financial condition and result in a charge to our income statement and a reduction in the value of these U.S. Dollar denominated assets.

In 2022, the U.S. Dollar appreciated against the RMB by 9.1% over the course of the year.

PRC SAFE regulations regarding offshore financing activities by PRC residents have undergone changes which may increase the administrative burden we face and create regulatory uncertainties that could adversely affect us, and a failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles (“SAFE Circular 37”). SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed PRC residents for foreign exchange administration purposes) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 further requires an amendment to a SAFE registration in the event of any changes with respect to the basic information of the offshore special purpose vehicle, such as a change in the PRC shareholders, the names of such special purpose vehicle, and the operation term of such special purpose vehicle, or any significant changes with respect to the offshore special purpose vehicle, such as an increase or decrease of capital, a share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future. If our shareholders who are PRC residents fail to make the required SAFE registration or to update a previously filed registration, our PRC subsidiaries may be prohibited from distributing their profits or the proceeds from any capital reduction, share transfer or liquidation to us, and we accordingly would be unable to distribute to our investors, including U.S. investors, and we may also be prohibited from making additional capital contributions to our PRC subsidiaries.

In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment (“SAFE Notice 13”), effective June 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, shall be filed with qualified banks instead of SAFE. The qualified banks directly examine the applications and accept registrations under the supervision of SAFE. To date, no registration has been filed with SAFE regarding us, and accordingly, SAFE may prohibit distributions from our PRC subsidiaries, which would prevent us from paying dividends, including to our U.S. investors, and may adversely affect our financial condition and potentially expose us to liability under PRC law.

The PCAOB may determine that it is unable to inspect our auditor in relation to its audit work performed for our financial statements to its satisfaction, and any inability of the PCAOB to conduct inspections over our auditor may affect our investors’ ability to benefit from such inspections.

Our auditor, the independent registered public accounting firm that issues the audit report included in our annual reports, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with applicable professional standards. Since our auditor is located in China, a jurisdiction where the PCAOB had been previously unable to conduct inspections without the approval of the Chinese authorities, our auditor was subject to the determinations announced by the PCAOB on December 16, 2021 that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong. On December 15, 2022, the PCAOB issued a report vacating the previous determinations dated December 16, 2021. Accordingly, until such time as the PCAOB issues any new determination, we are not at risk of having our securities subject to a trading prohibition under the HFCAA because we do not expect to be a Commission-Identified Issuer for a second consecutive year. If in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will consider issuing a new determination. Any inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our securities to lose confidence in our audit procedures, reported financial information, and the quality of our financial statements.

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Our common shares may be prohibited from trading in the United States under the HFCAA if the PCAOB is unable to inspect or fully investigate our auditor for two consecutive years. The delisting of our common shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Pursuant to the HFCAA, the SEC will identify an issuer as a Commission-Identified Issuer if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for two consecutive years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. The PCAOB identified our auditor as one of the registered public accounting firms that the PCAOB was unable to inspect or investigate completely. On December 15, 2022, the PCAOB issued a report vacating the previous determinations dated December 16, 2021. Accordingly, until such time as the PCAOB issues any new determination, we are not at risk of having our securities subject to a trading prohibition under the HFCAA because we do not expect to be identified as a Commission-Identified Issuer for a second consecutive year. If in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will consider issuing a new determination.

Whether the PCAOB will continue to be able to conduct inspections of our auditor is subject to substantial uncertainty and depends on a number of factors out of our, and our auditor’s, control. A trading prohibition would substantially impair your ability to sell or purchase our common shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our common shares.

It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

Shareholder claims or regulatory investigations that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of a mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law (“Article 177”), which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

If we fail to protect our intellectual property rights, it could harm our business and competitive position.

We own five patents in China covering our wastewater treatment technology, and we rely on a combination of patent protection, trade secret laws and other methods to protect our intellectual property rights. The process of seeking patent protection on future patents can be lengthy and expensive, our patent applications may be rejected and our existing and future patents may be insufficient to provide us with sufficient protection or commercial advantage. Our patents and patent applications may also be challenged, invalidated or circumvented.

Implementation of Chinese intellectual property-related laws has historically been ineffective, primarily due to ambiguities in Chinese laws and enforcement difficulties. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as those in the United States or other developed countries. Furthermore, we may need to resort to litigation to enforce or defend our patents. Such litigation and its results could cause substantial costs and diversion of resources and management attention, which could harm our business and growth.

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PRC regulations establish complex procedures for some acquisitions conducted by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in August 2006 and amended in June 2009, among other things, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. In addition, the Provisions of Ministry of Commerce on Implementation of Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, issued by the Ministry of Commerce in August 2011, specify that mergers and acquisitions by foreign investors involved in “an industry related to national security” are subject to strict review by the Ministry of Commerce, and prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement.

On March 15, 2019, the PRC National People’s Congress enacted the Foreign Investment Law of the PRC (the “Foreign Investment Law”), which became effective on January 1, 2020. The Foreign Investment Law has replaced the previous major laws and regulations governing foreign investment in the PRC, including the Sino-foreign Equity Joint Ventures Enterprises Law of the PRC, the Sino-foreign Co-operative Enterprises Law of the PRC and the Wholly Foreign-invested Enterprise Law of the PRC. According to the Foreign Investment Law, “foreign-invested enterprises” refers to enterprises that are wholly or partly invested by foreign investors and registered under the PRC laws within China, and “foreign investment” refers to any foreign investor’s direct or indirect investment activities in China, including: (i) establishing foreign-invested enterprises in China either individually or jointly with other investors; (ii) obtaining stock shares, equity shares, shares in properties or other similar interests of Chinese domestic enterprises; (iii) investing in new projects in China either individually or jointly with other investors; and (iv) investing through other methods provided by laws, administrative regulations or provisions prescribed by the State Council.

On December 26, 2019, the State Council issued Implementation Regulations for the Foreign Investment Law of the PRC (the “Implementation Rules”) which came into effect on January 1, 2020, and replaced the Implementing Rules of the Sino-foreign Equity Joint Ventures Enterprises Law of the PRC, the Implementing Rules of the Sino-foreign Co-operative Enterprises Law of the PRC and the Implementing Rules of the Wholly Foreign-invested Enterprise Law of the PRC. According to the Implementation Rules, in the event of any discrepancy between the Foreign Investment Law, the Implementation Rules and the relevant provisions on foreign investment promulgated prior to January 1, 2020, the Foreign Investment Law and the Implementation Rules shall prevail. The Implementation Rules also set forth that foreign investors that invest in sectors on the “Negative List” in which foreign investment is restricted shall comply with special management measures with respect to, among others, shareholding and senior management personnel qualification in the Negative List. Pursuant to the Foreign Investment Law and the Implementation Rules, the existing foreign-invested enterprises established prior to the effective date of the Foreign Investment Law are allowed to keep their corporate organization forms for five years from the effectiveness of the Foreign Investment Law before such existing foreign-invested enterprises must change their organization forms and organization structures in accordance with the PRC Company Law, the Partnership Enterprise Law of the PRC and other applicable laws.

After the Foreign Investment Law and the Implementation Rules became effective on January 1, 2020, the provisions of the M&A Rules remained effective to the extent they are not inconsistent with the Foreign Investment Law and the Implementation Rules. We believe that our business is not in an industry related to national security, but we cannot preclude the possibility that the competent PRC government authorities may publish explanations contrary to our understanding or broaden the scope of such security reviews in the future, in which case our future acquisitions and investment in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Moreover, according to the Anti-Monopoly Law of the PRC, the SAMR shall be notified in advance of any concentration of undertaking if certain filing thresholds are triggered. We may grow our business in part by directly acquiring complementary businesses in China. Complying with the requirements of the laws and regulations mentioned above and other PRC regulations necessary to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the SAMR, may delay or inhibit our ability to complete such transactions, which could materially and adversely affect our ability to expand our business or maintain our market share.

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In December 2020, the National Development and Reform Commission and the Ministry of Commerce promulgated the Measures for the Security Review of Foreign Investment, which came into effect on January 18, 2021. As these measures are recently promulgated, official guidance has not been issued by the designated office in charge of such security review yet. At this stage, the interpretation of those measures remains unclear in many aspects. For example, it is unclear whether these measures may apply to foreign investment that is implemented or completed before the enactment of these new measures. We cannot assure you that our current or new business operations will remain fully compliant, or that we can adapt our business operations to new regulatory requirements on a timely basis, or at all.

We and our PRC subsidiaries are required to maintain a series of licenses, permits and approvals from PRC authorities to operate our business in the PRC, and failure to maintain or renew such licenses, permits or approvals in a timely manner could materially affect our business.

Our PRC subsidiaries mainly carry out rural wastewater treatment and metal exploration activities in the PRC, which are subject to a series of PRC laws and regulations. Such business activities require us to obtain licenses, permits and approvals from different PRC authorities, including an exploration permit from the Land and Resources Department of the Inner Mongolia Autonomous Region with regards to our metal exploration activity, construction permits in relation to our EPC activities, and business licenses from local industry and commercial bureaus as required upon company registration. As of the date of this prospectus, as far as we are aware and in the judgment of management, we have obtained all necessary licenses, permits and approvals to operate our business in the PRC, and have not been denied any such licenses, permits or approvals. If we or our PRC subsidiaries fail to maintain or renew such licenses, permits and approvals in a timely manner in the future, our business may be materially affected.

The approval of or filing with the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

The M&A Rules require an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and our offshore offerings may ultimately require approval of the CSRC. If the CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we successfully obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of any successfully obtained approvals, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities. Sanctions could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition and results of operations.

On July 6, 2021, PRC government authorities issued the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. They proposed to take measures such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas listed companies.

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On December 24, 2021, the State Council issued the Draft Provisions and the CSRC issued the Draft Administrative Measures for public comment. The Draft Provisions and the Draft Administrative Measures propose to establish a new filing-based regime to regulate overseas offerings of stock, depository receipts, convertible corporate bonds or other equity securities, and overseas listing of these securities for trading, by PRC companies. According to the Draft Provisions and the Draft Administrative Measures, an overseas offering and listing by a domestic company, whether directly or indirectly, shall be filed with the CSRC. Specifically, the examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be considered as an indirect overseas offering and listing by a domestic company if the issuer meets the following conditions: (i) the operating income, gross profit, total assets, or net assets of the domestic enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statements for that year; and (ii) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, and the main place of business is in the PRC or business is mainly carried out in the PRC. According to the Draft Administrative Measures, the issuer or its affiliated domestic company, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offering activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to a follow-on offering within three business days after completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant domestic companies, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. The Draft Administrative Measures also sets forth certain regulatory red lines for overseas offerings and listings by domestic enterprises.

As of the date of this prospectus, the Draft Provisions and the Draft Administrative Measures have been released for public comment only, and therefore, filing or approval under the Draft Administrative Measures is not necessary at present. However, there are uncertainties as to whether the Draft Provisions and the Draft Administrative Measures would be further amended, revised or updated. Substantial uncertainties exist with respect to the enactment timetable and final content of the Draft Provisions and the Draft Administrative Measures. As the CSRC may formulate and publish guidelines for filings in the future, the Draft Administrative Measures do not provide for detailed requirements of the substance and form of the filing documents. In a Q&A released on its official website, the respondent CSRC official indicated that the CSRC will start applying the filing requirements to new offerings and listings. Only new initial public offerings and refinancing by existing overseas listed Chinese companies will be required to go through the filing process. As for the filings for the existing companies, the regulator will grant an adequate transition period to complete their filing procedures. Given the substantial uncertainties surrounding the latest CSRC filing requirements at this stage, we cannot assure you that we will be able to complete the filings and fully comply with the relevant new rules on a timely basis, if at all.

As of the date of this prospectus, as far as we are aware and in the judgment of management, we have received all requisite permissions or approvals in connection with our offshore offerings under PRC law, and have not been denied any such permissions or approvals. However, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval from and filing with the CSRC or other regulatory authorities or other procedures are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, including by our inadvertent conclusion that such approval or filing was not required when in fact it was, or a rescission of any such approval or filing if obtained by us, could subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the securities offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation and the trading price of our listed securities.

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Failure to comply with PRC regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our business, as we routinely collect, store and use data during the conduct of our business.

On December 28, 2021, the CAC adopted the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require network platform operators possessing personal information of more than one million individual users to undergo a cybersecurity review by the CAC when they seek a listing on a foreign exchange. The Cybersecurity Review Measures provide that critical information infrastructure operators purchasing network products and services and network platform operators carrying out data processing activities, which affect or may affect national security, shall apply for cybersecurity review to the applicable local cyberspace administration in accordance with the provisions thereunder.

On July 30, 2021, the State Council promulgated the Regulations on Protection of Critical Information Infrastructure, which became effective on September 1, 2021. Pursuant to the Regulations on Protection of Critical Information Infrastructure, critical information infrastructure shall mean any important network facilities or information systems of an important industry or field, such as public communications and information services, energy, transportation, water conservation, finance, public services, e-government affairs and science and technology and national defense industries, which may seriously endanger national security, peoples’ livelihoods and the public interest in the event of damage, function loss or data leakage. In addition, the relevant administrative departments of each critical industry and sector shall be responsible for formulating eligibility criteria and determining the critical information infrastructure operator in the respective industry or sector. The operators shall be informed about the final determination as to whether they are categorized as critical information infrastructure operators. Among these industries, the energy and telecommunications industries are mandated to take measures to provide key assurances for the safe operation of critical information infrastructure in other industries and fields. We believe our wastewater treatment activities do not fall under the water conservation industry, although we cannot assure you that local administrative departments will come to the same interpretation.

We and our PRC subsidiaries do not carry out business in China through any self-owned network platform and hold personal information of less than one million individuals from PRC operations. We and our PRC subsidiaries have not been identified as critical information infrastructure operators by any PRC authorities. The data collected from our China operations is mainly information related to our production, customers, suppliers and our employees. We believe that we and our PRC subsidiaries do not commit any acts that threaten or endanger the national security of the PRC, and to our knowledge we and our PRC subsidiaries have not received or been subject to any investigation, notice, warning or sanction from any PRC authority with respect to national security issues arising from our business operations. As of the date of this prospectus, we do not believe that we need to proactively apply for the cybersecurity review required by the CAC.

Furthermore, the CAC promulgated the Security Assessment Measures for Outbound Data Transfers, effective July 7, 2022, which require that to provide data abroad under any of the following circumstances, a data processor shall declare security assessment for its outbound data transfer to the CAC through the local cyberspace administration at the provincial level: (i) where a data processor provides critical data abroad; (ii) where a key information infrastructure operator or a data processor processing the personal information of more than one million individuals provides personal information abroad; (iii) where a data processor has provided personal information of 100,000 individuals or sensitive personal information of 10,000 individuals in total abroad since January 1 of the previous year; and (iv) in other circumstances prescribed by the CAC for which declaration of a security assessment for outbound data transfers is required. As we and our PRC subsidiaries do not provide any data collected from China operations abroad, we do not believe it is necessary for us to declare any security assessments pursuant to the Security Assessment Measures for Outbound Data Transfers.

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However, there remains uncertainty as to how these regulations will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules or detailed implementation and interpretation, and there is no assurance that PRC regulatory agencies, including the CAC, would take the same view as we do. There have not been comparable developments in Hong Kong, but those could occur, and we believe we are currently in compliance with all Hong Kong laws and regulations regarding data security. If any such new laws, regulations, rules or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. However, we cannot assure you that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity reviews and/or other requirements of the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, it is possible that we may be required to suspend the relevant business, or face other penalties, which could materially and adversely affect our business, financial condition, results of operations and/or the value of our securities, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. As of the date of this prospectus, we have not been informed that we have been identified as a critical information infrastructure operator by any governmental authorities. These laws and regulations are relatively new, and the PRC authorities continue to promulgate and issue new laws, regulations and rules in this regard. Therefore, there is substantial uncertainty with respect to the interpretation and implementation of these data security laws and regulations. We will closely monitor the relevant regulatory environment and will assess and determine whether we are required to apply for the cybersecurity review.

We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

The Enterprise Income Tax Law provides that enterprises established outside of China whose “de facto management bodies” are located in China are considered PRC tax resident enterprises and will generally be subject to the uniform 25% PRC enterprise income tax rate on their global income. In 2009, the State Administration of Taxation (“SAT”) issued the Circular of the State Administration of Taxation on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance with the Actual Standards of Organizational Management (“SAT Circular 82”), which was partially amended by the Announcement on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions issued by the SAT on January 29, 2014, and further partially amended by the Decision on Issuing the Lists of Invalid and Abolished Tax Departmental Rules and Taxation Normative Documents issued by the SAT on December 29, 2017. SAT Circular 82, as amended, provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China, which include all of the following conditions: (i) the location where senior management members responsible for an enterprise’s daily operations discharge their duties; (ii) the location where financial and human resource decisions are made or approved by organizations or persons; (iii) the location where the major assets and corporate documents are kept; and (iv) the location where more than half (inclusive) of all directors with voting rights or senior management have their habitual residence. SAT Circular 82 further clarifies that the identification of the “de facto management body” must follow the “substance over form” principle. In addition, the SAT issued the Announcement of State Administration of Taxation on Promulgation of the Administrative Measures on Income Tax on Overseas Registered Chinese-funded Holding Resident Enterprises (Trial Implementation) (“SAT Bulletin 45”) on July 27, 2011, effective from September 1, 2011, and partially amended on April 17, 2015, June 28, 2016, and June 15, 2018, providing more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 clarifies matters including resident status determination, post-determination administration and competent tax authorities. Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or PRC enterprise groups or by PRC or foreign individuals.

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Currently, there are no detailed rules or precedents governing the procedures and specific criteria for determining “de facto management bodies” that are applicable to us or our overseas subsidiaries. We do not believe that CHNR meets all of the conditions for a PRC resident enterprise. The Company is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities, and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with ours.

However, if the PRC tax authorities determine that CHNR is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. Such 10% tax rate could be reduced by applicable tax treaties or similar arrangements between China and the jurisdiction of our shareholders. For example, for shareholders eligible for the benefits of the tax treaty between China and Hong Kong, known as the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Double Taxation Arrangement”), the tax rate is reduced to 5% for dividends if relevant conditions are met, including without limitation that (a) the Hong Kong resident enterprise must be the beneficial owner of the relevant dividends; and (b) the Hong Kong resident enterprise must directly hold no less than 25% share ownership in the PRC resident enterprise during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong resident enterprise must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain a tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by our PRC subsidiaries to their immediate holding companies. In addition, non-resident enterprise shareholders may be subject to a 10% PRC tax on gains realized on the sale or other disposition of common equity if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise.

Provided that CHNR, as a BVI holding company, is not deemed to be a PRC resident enterprise, our shareholders who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares. However, under SAT Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee would be obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7, and we may be required to expend valuable resources to comply with SAT Bulletin 37, or to establish that we should not be taxed under SAT Circular 7 and SAT Bulletin 37.

In addition to the uncertainty in how the new resident enterprise classification could apply, it is also possible that the rules may change in the future, possibly with retroactive effect. If we are required under the Enterprise Income Tax Law to withhold PRC income tax on our dividends payable to our foreign shareholders, including U.S. investors, or if you are required to pay PRC income tax on the transfer of our shares under the circumstances mentioned above, the value of your investment in our shares may be materially and adversely affected. These rates may be reduced by an applicable tax treaty, but it is unclear whether, if we are considered a PRC resident enterprise, holders of our shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. Any such tax may reduce the returns on your investment in our shares.

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Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly-Listed Companies, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiary of such overseas-listed company, and complete certain other procedures related to account establishment, funds transfer and remittance. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of corresponding shares and interests. We and our executive officers and other employees who have been PRC citizens or who have resided in the PRC for a continuous period of not less than one year and who are granted options or other awards under our equity incentive plan will be subject to these regulations. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our PRC subsidiaries’ ability to distribute dividends to us. As at the date of this prospectus, we have already completed the SAFE registration and obtained the relevant approval of foreign exchange for our executive officers, consultants and other employees who have been granted options and are subject to the above regulations. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

On July 14, 2022, the board of directors of the Company granted option covering an aggregate of 8,100,000 common shares of the Company to fifteen consultants and employees of the Company under the China Natural Resources, Inc. 2014 Equity Incentive Plan. SAT has issued circulars concerning employee share options, under which certain of our employees and consultants who are PRC tax residents and exercise share options will be subject to PRC individual income tax. The individual income tax of consultant grantees and employees shall be paid according to remuneration for personal services and wages and salaries respectively. Our PRC subsidiaries have obligations to file documents related to employee share options with relevant tax authorities and to withhold individual income taxes of those employees and consultants who exercise their share options. If our employees and consultants fail to pay or if we fail to withhold their individual income tax as required by relevant laws and regulations, we may face sanctions imposed by the PRC tax authorities or other PRC government authorities.

Failure to make adequate contributions to various mandatory social security plans as required by PRC regulations may subject us to penalties.

Under the PRC Social Insurance Law and the Administrative Measures on Housing Fund, our PRC subsidiaries are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and to contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees up to a maximum amount specified by the local government from time to time at locations where they operate the businesses. The requirements of employee benefit plans have not been implemented consistently by the local governments in China given the different levels of economic development in different locations. If the local governments deem our subsidiaries’ contribution to be insufficient, our subsidiaries may be subject to late contribution fees or fines in relation to any underpaid employee benefits, and our financial condition and results of operations may be adversely affected.

In Hong Kong, employers are required to select and join a provident fund scheme (“MPF Scheme”) in accordance with the statutory requirements of the Mandatory Provident Fund Schemes Ordinance for all employees in Hong Kong and to make contributions to the MPF Scheme based on the minimum statutory contribution requirement of 5% of the eligible employees’ relevant aggregate income, subject to a capped amount. Any non-compliance with statutory requirements with respect to our employees located in Hong Kong may result in enforcement being taken by the relevant authorities, which could lead to financial penalties or imprisonment.

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Enforcement of stricter labor laws and regulations may increase our labor costs.

China’s overall economy and the average wage have grown in recent years and are expected to continue to grow. The average wage level for our employees has also grown in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers who pay for our services, our profitability and results of operations may be materially and adversely affected. The PRC Labor Contract Law and its implementing rules impose requirements concerning contracts entered into between an employer and its employees and establishes time limits for probationary periods and for how long an employee can be placed in a fixed-term labor contract. We cannot assure you that our or our subsidiaries’ employment policies and practices do not, or will not, violate the Labor Contract Law or its implementing rules or that we will not be subject to related penalties, fines or legal fees. If we or our subsidiaries are subject to large penalties or fees related to the Labor Contract Law or its implementing rules, our business, financial condition and results of operations may be materially and adversely affected. In addition, according to the Labor Contract Law and its implementing rules, if we intend to enforce the non-compete provision with an employee in a labor contract or non-competition agreement, we have to compensate the employee on a monthly basis during the term of the restriction period after the termination or ending of the labor contract, which may cause extra expenses to us. Furthermore, the Labor Contract Law and its implementing rules require certain terminations to be based upon seniority rather than merit, which significantly affects the cost of reducing workforce for employers. In the event we decide to significantly change or decrease our workforce in the PRC, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our circumstances or in a timely and cost-effective manner, thus our results of operations could be adversely affected.

If the chops of our PRC subsidiaries are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

In China, a company chop or seal serves as the legal representation of the company towards third parties even when unaccompanied by a signature. Each legally registered company in China is required to maintain a company chop, which must be registered with the local Public Security Bureau. In addition to this mandatory company chop, companies may have several other chops which can be used for specific purposes. The chops of our PRC subsidiaries are generally held securely by personnel designated or approved by us in accordance with our internal control procedures. To the extent those chops are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised, and those corporate entities may be bound to abide by the terms of any documents so chopped, even if they were chopped by an individual who lacked the requisite power and authority to do so. In addition, if the chops are misused by unauthorized persons, our PRC subsidiaries could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our operations.

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Risks Relating to Our Securities

If we fail to regain compliance with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our common shares and make obtaining future debt or equity financing more difficult for us.

Our common shares are traded and listed on Nasdaq under the symbol of “CHNR.” As previously announced, we received a notification letter from Nasdaq on April 27, 2022, advising the Company that we were not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on Nasdaq. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company’s common shares for the 30 consecutive business days prior to the date of the notification letter from Nasdaq, the Company no longer satisfied the minimum bid price requirement. The notification letter provided that the Company had 180 calendar days, or until October 24, 2022, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the Company’s common shares must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days (Nasdaq may monitor the price for as long as 20 consecutive business days prior to making a final compliance determination).

On October 25, 2022, we received a second notice letter from the Nasdaq, in which Nasdaq granted us an additional 180 days, or until April 24, 2023, to regain compliance, because the Company met the continued listing requirement for market value of publicly held shares and all other applicable requirements, except the bid price requirement, and the Company had indicated its intention of curing the deficiency by effecting a reverse stock split, if necessary.

There is no assurance that we will be able to regain compliance with the Nasdaq continued listing requirements. If we fail to do so, the Company’s common shares may lose their status on Nasdaq and they would likely be traded on the over-the-counter markets. As a result, selling the Company’s common shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event the Company’s common shares are delisted, broker dealers would bear certain regulatory burdens which may discourage broker dealers from effecting transactions in the Company’s common shares and further limit the liquidity of the Company’s shares. These factors could result in lower prices and larger spreads in the bid and ask prices for the Company’s common shares. Such delisting from Nasdaq and continued or further declines in the Company’s common share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing and could significantly increase the ownership dilution to shareholders caused by the Company’s issuing equity in financing or other transactions.

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INFORMATION ABOUT THE OFFERING

The Offer and Listing; Offer Statistics and Expected Timetable

The securities we may offer pursuant to this prospectus are described elsewhere in this prospectus. We may offer the securities described in this prospectus at an aggregate initial offering price not to exceed $92,674,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. A prospectus supplement will provide applicable disclosure about the specific details of any offering of securities including such matters as pricing, terms of the offering, restrictions on transferability of the securities, subscription rights, pre-emptive rights, the engagement of underwriters and the plan of distributing the securities. A prospectus supplement may also include a discussion of risks or other special considerations applicable to us or the securities being offered; and may also add, update or change information contained in this prospectus.

If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the related prospectus supplement in their entirety together with additional information described under the heading "Where You Can Find More Information" in this prospectus. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement. It is anticipated that the securities covered by this prospectus may be offered for a period of not longer than three years from the date of this prospectus.

The amount of securities that we may sell under this prospectus during any 12-month period is limited by General Instruction I.B.5. of Form F-3 to one-third of the aggregate market value of our Public Float. The aggregate market value of our Public Float as of February 2, 2023 was $9,102,960.72 (calculated by multiplying the 13,408,397 shares in our Public Float by the $0.6789 closing price of our common shares on such date). During the 12 calendar month period that ends on and includes the date of this prospectus, we did not offer any securities pursuant to General Instruction I.B.5. This limitation will only apply until such time, if any, as our Public Float exceeds $75,000,000.

Capitalization and Indebtedness

The following table sets forth as of June 30, 2022, our capitalization and indebtedness on an actual basis:

	As of June 30, 2022 (in thousands)
	RMB	US$
CURRENT LIABILITIES:
Unguaranteed and unsecured
Due to related companies	5,986	893
Due to the Shareholder	14,050	2,097
Dividend payable	5,048	753
Lease liabilities	613	91
Guaranteed and secured:
Interest-bearing loans and borrowings	3,000	448
Sub-total	28,697	4,282

NON-CURRENT LIABILITIES:
Unguaranteed and unsecured:
Lease liabilities	1,033	155
Guaranteed and secured:
Interest-bearing loans and borrowings	72,500	10,822
Sub-total	73,533	10,977
Total Debt	102,230	15,259

EQUITY:
Issued capital	450,782	67,286
Other capital reserves	719,110	107,338
Accumulated losses	(1,082,438)	(161,570)
Other comprehensive losses	(10,076)	(1,504)
Total Equity	77,378	11,550

This table should be read in conjunction with, and is qualified in its entirety by reference to, our unaudited consolidated financial statements and the notes thereto in our report on Form 6-K filed with the SEC on November 7, 2022.

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Reasons for the Offer and Use of Proceeds

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

Interests of Experts and Counsel

No named expert of or counselor to us was employed on a contingent basis, or, to our knowledge, owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

Offer and Listing Details; Markets

The principal United States market for our common shares, our only class of outstanding equity securities, is Nasdaq. Our common shares have been listed on Nasdaq since November 22, 2004, under the symbol “CHNR.” We are not aware of any principal market for any of our securities outside of the United States.

Plan of Distribution

A discussion of the Plan of Distribution is included elsewhere in this prospectus under the heading “Plan of Distribution.” Additional information relating to the plan of distribution covering a specific offering will be contained in the applicable prospectus supplement.

Selling Security Holders

This prospectus does not cover the resale of securities by selling security holders.

Dilution

The specific transaction or terms upon which shares covered by this prospectus may be issued is not known at this time. Each time we sell securities covered by this prospectus, we will provide a prospectus supplement that will contain certain specific information about the terms of that issuance. In the event that there is substantial disparity between the public offering price of the securities to be issued and the effective cost to directors or senior management or affiliated persons, of equity securities acquired by them during the last five years, or which they have the right to acquire, a comparison of the public contribution in the proposed public offering and the effective cash contributions of such persons, as well as the amount and percentage of immediate dilution resulting from the offering, will be contained in the prospectus supplement.

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Expenses of the Issue

The following table sets forth the estimated costs and expenses payable by us in connection with the registration of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC Filing Fee and FINRA Filing Fee.

Description	Amount

SEC Filing Fee		$11,232(1)
FINRA Filing Fee		14,401
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Printing and Filing Expenses		*
Transfer Agent and Registrar
Miscellaneous		*
Total	$	*

———————

(1)	Reflects the registration fee previously paid in connection with unsold securities pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”).

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement or a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.

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DESCRIPTION OF SHARE CAPITAL

The following is a summary of the terms of our common shares and preferred shares that we may issue from time to time pursuant to this prospectus. We may also create new classes or series of preferred shares that may be issued pursuant to this prospectus. Common shares and preferred shares may be offered independently, with each other or together with other securities. When we offer common shares or preferred shares in the future, a prospectus supplement will explain the terms of any common shares and/or preferred shares to be issued.

The summary descriptions in this prospectus and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of any class or series of preferred shares and are qualified in their entirety by reference to the designations, powers, preferences and rights, qualifications, limitations and restrictions which are fixed by our directors at the time of issuing the relevant preferred shares or class or series of preferred shares, pursuant to which each such class or series was created and issued, as set out or described or otherwise approved by resolutions of our board of directors, and any other documents referenced in such board resolutions, including any certificates of designation. We urge you to read the applicable description of the terms of any such preferred shares, which have been or will be filed with or furnished to the SEC on or before the time of any sale of preferred shares, because they, and not this description, will define the rights of holders of such securities.

General

We are currently authorized to issue up to 210,000,000 shares consisting of (a) 200,000,000 common shares, without par value, and (b) 10,000,000 preferred shares, without par value. As of the date of this prospectus, there were 40,948,082 common shares issued and outstanding, all of which are fully paid and non-assessable, and no preferred shares issued or outstanding. Our common shares are issued in registered form and are issued when registered in our register of members.

Common Shares

Subject to the dividend rights of preferred security holders, holders of common shares participate in dividends on a proportionate basis, as may be declared by the board of directors. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of our outstanding preferred shares, if any, our remaining assets, if any, will be divided proportionately on a per share basis among the holders of our common shares.

Each common share has one vote. Holders of our shares do not have cumulative voting rights. This means that the holders of a majority of the votes which are cast at any shareholders meeting can pass a resolution of members, including a resolution to appoint directors. In that event, the holders of the remaining shares will not be able to appoint any directors. Our Amended and Restated Memorandum (our “Memorandum”) and Articles of Association (our “Articles,” and together with our Memorandum, our “Memorandum and Articles”) provide that, except in limited circumstances, shareholders (also referred to as “members”) entitled to exercise at least 50% of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon, and the same proportion of the votes of the remaining shares entitled to vote thereon, constitutes a quorum to transact business at a meeting of members. However, in the event a meeting of shareholders is adjourned due to the absence of a quorum, at the adjourned meeting the quorum requirement shall be reduced to one-third of the votes of shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting. Our common shares have no preemptive, subscription or conversion rights.

Shares may be issued on the terms that they are redeemable or, at the option of the Company, liable to be redeemed, on such terms and in such manner as the directors before or at the time of the issue of such shares may determine. The Company may purchase, redeem or acquire its own shares for such consideration as may be determined by the directors, subject to the written consent of all the members whose shares are to be purchased, redeemed or otherwise acquired, and such shares may, at the direction of the directors, be cancelled or held as treasury shares; provided, however, that the Company may not purchase, redeem or acquire its shares unless, immediately following the purchase, redemption or acquisition (a) the value of the Company's assets exceeds its liabilities and (b) the Company is able to pay its debts as they become due.

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Preferred Shares

Our Articles provide that preferred shares shall carry such designations, powers, preferences and rights, qualifications, limitations and restrictions as shall be fixed by our board of directors at the time of issuing the relevant preferred shares or class or series of preferred shares, as the case may be. In the event that our board of directors so designates preferred shares for issuance, we may issue any such preferred shares that are properly authorized in transactions covered by this prospectus. A description of the terms of any such preferred shares and the transaction in which the preferred shares are to be issued will be included in a prospectus supplement delivered at the time of the applicable transaction.

Warrants

As of the date of this prospectus, there are outstanding warrants to purchase up to 1,980,000 common shares of the Company.

The warrants have an exercise price of $0.623 per common share, are currently exercisable and will expire on July 22, 2024. The exercise price and number of common shares issuable upon exercise of the warrants is subject to appropriate adjustment upon the occurrence of certain events, including, but not limited to, stock dividends or splits, business combination, sale of assets, similar recapitalization transactions or other similar transactions. In addition, the exercise price of the warrants issued to investors in our January 2021 private placement is subject to an adjustment in the event that we issue common shares for less than the applicable exercise price of the warrant. Holders of those warrants are eligible to participate in distributions to holders of the common shares to the same extent as if they had exercised their warrants prior to such distribution.

Holders of the warrants may exercise their warrants to purchase common shares on or before the expiration date of such warrants by delivering an exercise notice, appropriately completed and duly signed. Following each exercise of the warrants, the holder is required to pay the exercise price for the number of common shares for which the warrant is being exercised in cash. A holder of the warrants also will have the right to exercise its warrants on a cashless basis if a registration statement or prospectus contained therein is not available for the resale of the common shares issuable upon exercise thereof. Warrants may be exercised, in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common shares issuable upon exercise of a warrant.

Upon the holder’s exercise of a warrant, we will issue the common shares issuable upon exercise of the warrant within two trading days of our receipt of notice of exercise, subject to receipt of payment of the aggregate exercise price therefor.

The common shares issuable on exercise of the warrants are duly and validly authorized and will be, when issued, delivered and paid for in accordance with the warrants, validly issued and fully paid and non-assessable.

If, at any time a warrant is outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our common shares are converted into or exchanged for other securities or other consideration, the holder of any warrants will thereafter receive, the securities or other consideration to which a holder of the number of common shares then deliverable upon the exercise or exchange of such warrants would have been entitled upon such consolidation or merger or other transaction. Additionally, in the event of a fundamental transaction, each warrant holder will have the right to require us, or our successor, to repurchase the warrants for an amount equal to the Black-Scholes value of the remaining unexercised portion of the warrant on the terms set forth in the warrant.

The exercisability of the warrants may be limited in certain circumstances if, after giving effect to such exercise, the holder or any of its affiliates would beneficially own (as determined pursuant to Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder) more than 4.99% or 9.99% of our common shares, at the election of the holder.

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Transfer Agent

The transfer agent for our common shares is Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas NV 89119.

2014 Equity Compensation Plan (the “Plan”)

The Plan is administered by the board of directors or a committee designated by the board (the “Plan Committee”). The Plan allows the Plan Committee to grant various incentive equity awards not limited to stock options. The Company has reserved a number of common shares equal to 20% of the issued and outstanding common shares of the Company, from time-to-time, for issuance pursuant to options granted (“Plan Options”) or for restricted stock awarded (“Stock Grants”) under the Plan. Stock Appreciation Rights may be granted as a means of allowing participants to pay the exercise price of Plan Options. Stock Grants may be made upon such terms and conditions as the Plan Committee determines. Stock Grants may include deferred stock awards under which receipt of Stock Grants is deferred, with vesting to occur upon such terms and conditions as the Plan Committee determines.

The Plan Committee will determine, from time to time, those of our officers, directors, employees and consultants to whom Stock Grants and Plan Options will be granted, the terms and provisions of the respective Stock Grants and Plan Options, the dates such Plan Options will become exercisable, the number of shares subject to each Plan Option, the purchase price of such shares and the form of payment of such purchase price. Plan Options and Stock Grants will be awarded based upon the fair market value of our common shares at the time of the award. All questions relating to the administration of the Plan, and the interpretation of the provisions thereof are to be resolved at the sole discretion of the Plan Committee. The Plan terminates on June 19, 2024.

A total of 8,189,616 common shares have been reserved for issuance under the Plan. On July 14, 2022, the Company approved grants of option awards covering an aggregate of 8,100,000 common shares of the Company to fifteen consultants and employees of the Company under the Plan. Woo Chun Kei Jackie and Li Feiwen received options exercisable for 3,700,000 and 3,000,000 Shares, respectively. The remaining 13 grant recipients received option awards exercisable for amounts ranging between 40,000 to 200,000 common shares. The granted options vested immediately upon granting and became exercisable upon the filing of the Company’s registration statement on Form S-8 (File No. 333-266219). The exercise price for the options is $0.623 per common share. The options expire three years from the date of grant.

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DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidence of indebtedness that we may issue from time to time. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our common shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find More Information” and “Information Incorporated by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

•	the title of the debt securities;
•	the total amount of the debt securities;
•	the amount or amounts of the debt securities that will be issued and respective interest rate or interest rates;
•	the conversion price at which the debt securities may be converted;
•	the date on which the right to convert the debt securities will commence and the date on which the right will expire;
•	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;
•	if applicable, a discussion of material federal income tax consideration;
•	if applicable, the terms of the payoff of the debt securities;
•	the identity of the indenture agent, if any;
•	the procedures and conditions relating to the conversion of the debt securities; and
•	any other terms of the debt securities, including terms, procedures and limitations relating to the exchange or conversion of the debt securities.
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Form, Exchange and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Convertible debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, convertible debt securities not exercised will be paid in accordance with their terms. Prior to the conversion of their debt securities, holders of debt securities convertible for common shares will not have any rights of holders of common shares, and will not be entitled to dividend payments, if any, or voting rights of the common shares.

Debt securities may be converted as set forth in the applicable prospectus supplement. Upon receipt of a notice of conversion properly completed and duly executed by us or our agent, as applicable, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

•	the title of the warrants;
•	the total number of warrants;
•	the price or prices at which the warrants will be issued;
•	the price or prices at which the warrants may be exercised;
•	the currency or currencies that investors may use to pay for the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	whether the warrants will be issued in registered form or bearer form;
•	information with respect to book-entry procedures, if any;
•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;
•	if applicable, a discussion of material federal income tax considerations;
•	if applicable, the terms of redemption of the warrants;
•	the identity of the warrant agent, if any;
•	the procedures and conditions relating to the exercise of the warrants; and
•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.
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Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for common shares will not have any rights of holders of common shares and will not be entitled to dividend payments, if any, or voting rights of the common shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent, and if we do so, each unit agent will be a bank or trust company that we select and we will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement that we authorize to be provided to you related to the series of units being offered, as well as the complete version of any unit agreement containing the terms of the units that we may enter into. Specific unit agreements, if any, will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus that we enter into.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States Federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

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PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;
•	directly to investors, including our affiliates and shareholders, or in a rights offering;
•	through agents; or
•	through any combination of any of these methods of sale.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the times of sale;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a sales agent or market maker or into an existing trading market, on an exchange or otherwise;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each time we sell securities covered by this prospectus, we will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act, and we may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell unsubscribed securities to third parties.

If underwriters are used in the sale of any securities, the securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may designate agents to sell the securities. Unless otherwise specified in connection with any particular sale of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may use underwriters or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter or agent, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

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Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any common shares sold pursuant to a prospectus supplement will be listed for trading on Nasdaq.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. A description of these activities, if any, will be contained in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common shares may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

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OUR CHARTER AND CERTAIN PROVISIONS OF BVI LAW

Charter

Our charter documents consist of our Memorandum and Articles.

The following is a summary of some of the key provisions of our Memorandum and Articles. This summary does not purport to be complete and does not address all of the provisions of our Memorandum and Articles. Readers are urged to review these documents in their entirety for a complete understanding of the provisions of our charter documents.

Memorandum

Corporate Powers

We were incorporated in the BVI on December 14, 1993, with company number 102930. Clause 6 of our Memorandum of Association provides that the objects for which we are established are unrestricted and we shall have full power and authority to carry out any object which is not prohibited by any laws in force in the BVI.

Authorized Shares

We are authorized to issue a maximum of 210 million shares of no par value, of which, 200 million may be common shares and 10 million may be preferred shares. The directors of the Company or our shareholders may increase or decrease the maximum number of authorized shares by amending the Memorandum as provided by law.

Each common share is entitled to one vote on each matter submitted to a vote of shareholders. Common shares are subject to redemption, purchase and acquisition by the Company for fair value. Common shares shall be entitled to receive such dividends and distributions as may be declared by the directors. Subject to the rights of holders of each class of shares, the directors may declare and pay dividends on any class of shares to the exclusion of others. All our common shares shall be entitled to share in the surplus assets of the Company available for distribution upon liquidation. Preferred shares shall carry such designations, powers, preferences and rights, qualifications, limitations and restrictions as may be determined by the directors at the time of issuance.

In December 2004, the board of directors designated and issued, and thereafter, exchanged (for 320,000 common shares) and retired, 320,000 of the Company’s Series B preferred shares. No other preferred shares have been designated or issued by the Company and, on September 19, 2019, the board of directors adopted a resolution cancelling the designation of the Series B preferred shares, and restoring such shares to the status of authorized but unissued preferred shares.

Amendments to Memorandum and Articles

Subject to the laws of the BVI and certain limited exceptions contained in the Memorandum, the Memorandum and Articles may each be amended by a resolution of our members or by a resolution of our directors.

Articles

Issuance of Shares

The unissued shares of the Company may be issued at the discretion of the directors, who may determine whether to issue shares, grant options over or otherwise dispose of them, at such times and for such consideration (which may not be less than par value (if any) of the shares) as the directors determine. Consideration may take any form acceptable to the directors, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services; provided that in the case of consideration other than money, the directors must pass a resolution stating (a) the amount to be credited for issuance of the shares, (b) their determination of the reasonable present cash value of the non-monetary consideration and (c) that, in their opinion, the present cash value of the non-monetary consideration is not less the amount to be credited for the share issuance.

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Redemption of Shares

Shares may be issued on the terms that they are redeemable or, at the option of the Company, liable to be redeemed, on such terms and in such manner as the directors before or at the time of the issue of such shares may determine.

The Company may purchase, redeem or otherwise acquire its own shares for such consideration as may be determined by the directors, subject to the written consent of all the members whose shares are to be purchased, redeemed or otherwise acquired, and such shares may, at the direction of the directors, be cancelled or held as treasury shares; provided, however, that the Company may not purchase, redeem or acquire its shares unless, immediately following the purchase, redemption or acquisition (a) the value of the Company’s assets exceeds its liabilities and (b) the Company is able to pay its debts as they become due.

Meetings of Shareholders

The directors may convene meetings of our shareholders at such times and in such manner and places as the directors consider necessary or desirable. In addition, the directors are required to convene a meeting of our shareholders upon the written request of shareholders holding 30% or more of the voting rights in respect of the matter for which the meeting is requested. At least seven days’ notice of the meeting is required to be given to the shareholders whose names appear on the share register. One or more shareholders entitled to exercise at least 50% of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon, and the same proportion of the votes of the remaining shares entitled to vote thereon, must be present at a meeting of shareholders, in person or by proxy, in order to constitute a quorum and the affirmative vote of a simple majority of those present and entitled to vote shall be required in order to approve and pass a resolution of shareholders. However, in the event a meeting of shareholders is adjourned due to the absence of a quorum, at the adjourned meeting the quorum requirement shall be reduced to one-third of the votes of shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting. Our Memorandum and Articles provide that any action that may be taken at a meeting of shareholders may be taken without a meeting if the action is approved by a resolution consented to in writing by shareholders, by an absolute majority of the votes of shares entitled to vote thereon, without the need for any notice.

Directors

Our Articles provides that our board of directors shall consist of not less than three nor more than 25 directors; and directors, solely for purposes of determining the term for which they will serve, are classified as Class I, Class II and Class III directors, with approximately one-third of the total number of directors being allocated to each Class. Each director is to hold office for a three-year term expiring at the annual meeting of shareholders held in the third year after his or her appointment. Directors may be removed by the shareholders by a resolution of shareholders, with or without cause, and by the directors by a resolution of directors, only with cause.

The business of the Company shall be managed by the directors, who may exercise all such powers of the Company as are necessary for managing and for directing and supervising, the business and affairs of the Company as are not required to be exercised by the members.

With the prior or subsequent approval by a resolution of shareholders, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company. At the annual meeting of shareholders held in 2008, the shareholders adopted resolutions providing that (a) all emoluments to directors previously fixed by the board of directors are approved and ratified and (b) the board of directors is empowered and authorized to fix all future emoluments to directors, for their services in all capacities to the Company, without further approval or ratification by shareholders.

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The directors may, by a resolution of directors, exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or any third party. There is no age limit requirement for retirement or non-retirement of directors. A director shall not require a share qualification. Directors may be natural persons who have attained the age of 18 years and are not undischarged bankrupts; or companies, in which event the company may designate a person as its representative as director.

A director may, from time to time, appoint (and revoke the appointment of) another director or another person who is not a director, but who is not disqualified from serving as a director, to be his or her alternate to exercise his or her powers and to carry out his or her responsibilities as a director.

Directors are not disqualified from entering into contracts with the Company, and no such contract shall be void or require the interested director to account for any profit under any such contract, provided that the fact of the director’s interest in the transaction is disclosed to the board. A director who is interested in a contract with the Company may, nevertheless, attend meetings of the board at which the interested transaction is discussed and/or approved, be counted towards a quorum at any such meeting and vote in respect of such transaction.

At least one-half of the total number of directors (with a minimum of two) must be present for a duly constituted meeting. Resolutions of directors shall require the affirmative vote of a simple majority of the directors present in person or by alternate at a duly convened and constituted meeting of directors and entitled to vote on the resolution. Directors may pass resolutions of directors in writing in lieu of meeting provided that such written resolution is consented to in writing by all of the directors. Subject to certain limitations set forth in the Articles, directors may appoint committees and agents. Directors do not have the authority to appoint new auditors – such appointment must be made by the shareholders.

Indemnification

The Company shall indemnify every officer and director of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses incurred as a result of any act or failure to act in carrying out their functions, except those incurred by reason of their own actual fraud or willful default. No indemnified person shall be liable to the Company for any loss or damage except due to the actual fraud or willful default of the indemnified person. Actual fraud or willful default may only be found to exist by a court of competent jurisdiction. The Company must advance reasonable attorney’s fees and other expenses to an indemnified person provided that the indemnified person executes an agreement to reimburse the Company if a court of competent jurisdiction determines that indemnification was not available under the circumstances.

Dividends and Distribution

The directors may authorize the payment of dividends or other distributions to shareholders, if the directors are satisfied, on reasonable grounds that, immediately after the dividend or other distribution (a) the value of the Company’s assets will exceed its liabilities and (b) the Company will be able to pay its debts as they fall due. Distributions, including dividends, may be declared and paid in cash, or in specie, in shares or other assets.

Restrictions on Rights to Own Securities

There are no limitations on the rights to own our securities.

Disclosure of Share Ownership

There are no provisions of our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Changes in Capital

Requirements to effect changes in capital are not more stringent than is required by law.

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Arbitration

Our Articles provide that any differences between us and our shareholders or their executors, administrators or assigns relating to the intent, construction, incidences or consequences of our Articles or the BVI Business Companies Act (as amended), including any breach or alleged breach of our Articles or the BVI Business Companies Act (as amended), or relating to our affairs, shall be resolved by arbitration before two arbitrators (unless the parties agree to arbitrate before one arbitrator), who shall jointly appoint an umpire.

Certain Anti-Takeover Effects

General

There are no provisions of our Memorandum and Articles of Association that would have an effect of delaying, deferring or preventing a change in our control and that would operate only with respect to a merger, acquisition or corporate restructuring involving us. However, certain provisions of our Memorandum and Articles of Association and the BVI Act could have the effect of delaying, deferring or preventing an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our board of directors. The provisions described below may reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt which is unfair to our shareholders.

Our board of directors has no present intention to introduce additional measures that might have an anti-takeover effect; however, our board of directors expressly reserves the right to introduce these measures in the future.

Staggered Board of Directors

The BVI Act does not contain statutory provisions that prohibit staggered board arrangements for a BVI company and our Memorandum and Articles of Association provide for a staggered board, with three classes of directors each holding three year terms.

Blank Check Preferred

Under our Memorandum and Articles of Association, our board of directors is able to issue preferred shares with such designations, powers, preferences and rights, qualifications, limitations and restrictions as shall be fixed by our directors at the time of issuance, without the prior approval of our shareholders.

Special Meetings

If our shareholders want us to hold a meeting of our shareholders, they may requisition the directors to hold one upon the written request of shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested. Under the BVI Act, we may not increase the required percentage to call a meeting above 30%.

Subject to our Memorandum and Articles of Association, a meeting of shareholders of the Company will be called by not less than seven days’ written notice. However, the inadvertent failure of the convener or conveners of a meeting of shareholders to give notice of the meeting to a shareholder, or the fact that a shareholder has not received the notice, does not invalidate the meeting.

A meeting may be called by shorter notice than that mentioned above, and under our Articles of Association such meeting will be valid, if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall be deemed to constitute a waiver on the part of that shareholder in relation to all the shares which that shareholder holds (unless such shareholder objects in writing before the meeting proceeds to business).

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Mergers and Similar Arrangements

Under the BVI Act, two or more companies may merge or consolidate in accordance with the relevant statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the consolidating of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation specifying certain required information, which written plan of merger or consolidation must be authorized by a resolution of our shareholders (which resolution may be passed either at a duly convened and constituted meeting of our shareholders by the affirmative vote of a simple majority of the votes of those shareholders who vote at the meeting, or by a written resolution consented to by shareholders who hold an absolute majority of votes of shares entitled to vote thereon).

The plan of merger or consolidation must also be authorized by a resolution of the outstanding shares of every class of shares that are entitled to vote on the merger or consolidation as a class if our Memorandum or our Articles so provide, or if the plan of merger or consolidation contains any provision which, if proposed as an amendment to our Memorandum and Articles of Association, would entitle the class to vote on the proposed amendment as a class. As currently drafted, our Memorandum and Articles of Association do not contain provisions which grant such rights to any class of our shareholders.  In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

Key Differences in Corporate Laws

The applicable provisions of BVI corporate law differ from corporate laws generally applicable in the United States in certain material respects. Set forth below is a summary of certain differences between the provisions of BVI law applicable to us and corporate laws generally in effect in the United States. Moreover, corporate laws among the various states in the United States may be different from each other and, therefore, BVI law may be similar to certain state corporate laws but different from others. This summary is not intended to be a complete discussion of these differences and is qualified in its entirety by reference to the actual laws in effect under U.S. and BVI laws.

Fiduciary Duties and Shareholder Litigation: Under the laws of most jurisdictions in the United States, majority and controlling shareholders generally have certain fiduciary responsibilities to the minority shareholders. Shareholder action must be taken in good faith and actions by controlling shareholders which are obviously unreasonable may be declared null and void. BVI law protecting the interests of minority shareholders may not be as protective in all circumstances as the law protecting minority shareholders under most jurisdictions in the United States.

The BVI Business Companies Act (as amended) set out the fiduciary duties of directors by stating that "a director of a company, in exercising his or her powers and performing his or her duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the company." This statutory provision essentially imports the appropriate principles of English common law (prior to the enactment of the Companies Act 2006 of the United Kingdom), which have been substantially confirmed by decisions of the courts of the BVI.

In practical terms, these fiduciary duties translate into the following:

(a)	Bona Fides: The directors must act bona fide in what they consider is in the best interests of the company.

(b)	Proper Purpose: The directors must exercise the powers that are vested in them for the purpose for which they were conferred and not for a collateral purpose.

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(c)	Unfettered Discretion: Since the powers of the directors are to be exercised by them in trust for the company, they should not improperly fetter the exercise of future discretion.

(d)	Conflict of Duty and Interest: Directors must not place themselves in a position in which there is a conflict between their duty to the Company and their personal interests. This means that, strictly speaking, a director should not participate in a decision in circumstances where he has a potential conflict. That is, he should declare his interest and abstain. The BVI Business Companies Act provides that a director "shall, forthwith after becoming aware of the fact that he or she is interested in a transaction entered into or to be entered into by the company, disclose the interest to the board of the company." The Memorandum of Association and Articles of Association of our Company allow our directors who are interested in a particular transaction to vote on it, attend meetings at which it is considered, and sign documents on behalf of our Company which relate to the transaction.

In addition to the above fiduciary duties, each director also owes a duty of care, diligence and skill to the company. In exercising powers or performing duties as a director, each director is required to exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances, taking into account, without limitation, the nature of the company, the nature of the decision, and the position of the director and the nature of the responsibilities undertaken by him or her.

The duties of a director are owed to the company and not to individual shareholders. In the ordinary course, the "interest of the company" may be equated to the interests of the company's shareholders. Once, however, a company is insolvent or is "doubtfully solvent" the directors must, when discharging their duties, consider the creditors' interests.

Under British Virgin Islands law, our shareholders do not owe any fiduciary duties to our Company or to our minority shareholders. Accordingly, our shareholders may exercise their powers as shareholders, including the exercise of voting rights in respect of their shares, in such manner as they think fit, subject only to very limited equitable constraints.

In principle, our Company will normally be the proper plaintiff to sue for a breach of duty or any other wrong done to us as a company. However, under the BVI Business Companies Act, a member may bring a derivative action in the name of the company in certain circumstances. The BVI Court may, on the application of a member of a company, grant leave to that member to (a) bring proceedings in the name and on behalf of that company, or (b) intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave, the BVI Court must take the following matters into account:

(a)	whether the member is acting in good faith;
(b)	whether the derivative action is in the interests of the company taking account of the views of the company's directors on commercial matters;
(c)	whether the proceedings are likely to succeed;
(d)	the costs of the proceedings in relation to the relief likely to be obtained; and
(e)	whether an alternative remedy to the derivative claim is available.

While BVI law does permit a shareholder of a BVI company to bring a derivative action in the name of the company, that is, in the name of, and for the benefit of, our Company and to sue a company and its directors for his benefit and for the benefit of others similarly situated, the circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States.

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Powers of Directors: Our directors have the power to take certain actions without shareholder approval, including the powers to amend our Memorandum of Association or Articles of Association (except that our directors cannot make any such amendment (a) to restrict the rights or powers of our members to amend the Memorandum or the Articles, (b) to change the percentage of our members required to pass a resolution to amend our Memorandum or the Articles, or (c) in circumstances where the Memorandum or the Articles cannot be amended by our members), and to increase or decrease the maximum number of shares that we are authorized to issue, which would require shareholder approval under the laws of most jurisdictions in the United States. In addition, the directors of a BVI company, subject in certain cases to court approval but without shareholder approval, may, among other things, implement a reorganization (other than statutory mergers or consolidations which require shareholder authorization), the sale, transfer, exchange or disposition of any assets, property, part of the business, or securities of the company, or any combination, if they determine it is in the best interests of the company. In most jurisdictions in the United States, shareholder approval is required in order to amend most provisions of the certificate or articles of incorporation. Our ability to amend our Memorandum of Association and Articles of Association without shareholder approval could have the effect of delaying, deterring or preventing a change in our control without any further action by the shareholders, including a tender offer to purchase our common shares at a premium over then current market prices. However, our directors must exercise the powers that are vested in them for the purpose for which they were conferred and not for a collateral purpose.

Liability of Directors: In most jurisdictions in the United States, directors owe a fiduciary duty to the corporation and its shareholders, including a duty of care, under which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, under which they must protect the interests of the corporation and refrain from conduct that injures the corporation or its shareholders or that deprives the corporation or its shareholders of any profit or advantage. Many US jurisdictions have enacted various statutory provisions which permit the monetary liability of directors to be eliminated or limited.

Under BVI law, liability of a director to the BVI company is primarily limited to cases where the director has acted in breach of his fiduciary duties (such as not acting honestly and in good faith and with a view to the best interests of the company) or his duties of care, skill and diligence. Under our Memorandum of Association and Articles of Association, we shall indemnity all or our directors and officers, together with every former director and former officer, against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. No director or officer shall be liable to our company for any loss or damage incurred by us as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or willful default of such director or officer.

Qualifications of Directors: Unlike most corporate laws in the United States, directors of a BVI company may be companies. Moreover, any director may appoint a person (who may or may not be another director) to be his alternate to exercise the appointing director’s powers, and to carry out the appointing director’s responsibilities, in relation to the taking of decisions by the directors in the absence of the appointing director (including to attend meetings and vote in the place and stead of the appointing director). An alternate director has the same rights as the appointing director in relation to any directors' meeting and any written resolution circulated for written consent. Any exercise by the alternate director of the appointing director's powers in relation to the taking of decisions by the directors, is as effective as if the powers were exercised by the appointing director. An alternate director is liable for his or her own acts and omissions as an alternate director and an alternate director is subject to the same fiduciary duties and the same duties of care, diligence and skill as other directors, when acting as such.

Control Share Statutes and Changes in Control: Certain states in the United States have adopted corporate laws that limit the ability of a significant shareholder of a corporation to vote its shares in favor of approving transactions in which the significant shareholder has an interest. Some states also limit transactions between a corporation and a significant shareholder. In general, BVI law does not impose similar restrictions on interested or affiliated party transactions.

The ability of the board of directors to amend our Memorandum and Articles without shareholder approval, as well as the exercise of its power to designate the rights and preferences of preferred shares, could operate to delay, defer or prevent a change in control of the Company, including with respect to a merger, acquisition or corporate restructuring. In most jurisdictions in the United States, shareholder approval is required in order to amend most provisions of the certificate or articles of incorporation.

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VALIDITY OF THE SECURITIES

Maples and Calder (Hong Kong) LLP will pass upon certain legal matters under BVI law relating to the issuance and sale of certain of the securities. Morgan, Lewis & Bockius LLP will pass upon certain legal matters under New York law relating to the issuance and sale of the debt securities. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of China Natural Resources, Inc. appearing in China Natural Resources, Inc.’s Annual Report (20-F) for the year ended December 31, 2021 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the BVI to take advantage of certain benefits associated with being an exempted BVI company, such as:

•	political and economic stability;
•	an effective judicial system;
•	a favorable tax system;
•	the absence of exchange control or currency restrictions; and
•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the BVI. These disadvantages include:

•	the BVI has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and
•	BVI companies do not have standing to sue before the federal courts of the United States.

Our Articles provide that any differences between us and our shareholders or their executors, administrators or assigns relating to the intent, construction, incidences or consequences of our Articles or the BVI Business Companies Act (as amended), including any breach or alleged breach of our Articles or the BVI Business Companies Act (as amended), or relating to our affairs, shall be resolved by arbitration before two arbitrators (unless the parties agree to arbitrate before one arbitrator), who shall jointly appoint an umpire.

Service of process upon us and upon our directors, all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because all of our directors are located outside the United States in Hong Kong, and all of our assets and officers are located outside the United States in the PRC (other than Mr. Wong Wah On Edward, our Chairman and Chief Executive Officer, who is located in Hong Kong), any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

There is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in the PRC. PRC courts may refuse to hear a claim based on a violation of U.S. securities laws, including because the PRC is not the most appropriate forum to bring such a claim. In addition, even if a PRC court agrees to hear a claim, it may determine that PRC law, and not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law may have to be proven in court as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by PRC law. There is little binding case law in the PRC addressing the matters described above. Many of the same doubts apply to similar suits that may be brought in the BVI or Hong Kong and as to the enforceability of any judgment rendered by a court in the BVI or Hong Kong. Moreover, we have no assets in the BVI that may be used to satisfy a judgment rendered by a court located there.

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WHERE YOU CAN FIND MORE INFORMATION

We file or furnish annual reports, current reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically with the SEC. The address of that site is www.sec.gov.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement or incorporated by reference herein is qualified in its entirety by reference to that document.

We make available, free of charge, on or through our web site, copies of our annual reports on Form 20-F, our current reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. We maintain a web site at www.chnr.net. The information on this website is not and should not be considered part of this prospectus or any prospectus supplement, and is not incorporated by reference herein or therein, other than that information specifically incorporated by reference below.

We are a “foreign private issuer” within the meaning of Rule 3b-4 under the Exchange Act. Foreign private issuers are not required to provide all of the disclosure required to be included in reports filed under the Exchange Act by companies that are not foreign private issuers. In addition, , among other things, (i) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (ii) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act, (iii) we are not subject to Regulation FD promulgated by the SEC, and (iv) we have adopted IFRS accounting principles, which are different from accounting principles under U.S. GAAP. Moreover, as a result of an exemption from Nasdaq rules applicable to foreign private issuers, (i) a majority of our directors are not independent as defined by Nasdaq rules; (ii) our independent directors do not hold regularly scheduled meetings in executive session (rather, all board members may attend all meetings of the board of directors); (iii) the compensation of our executive officers is recommended but not determined by an independent committee of the board or by the independent members of the board of directors; and our CEO is not prevented from being present in the deliberations concerning his compensation; (iv) related party transactions are not required to be reviewed; (v) we are not required to solicit member approval of stock plans or securities issuances, including those in which our officers or directors may participate; stock issuances that will result in a change in control; the issuance of our stock in related party acquisitions or other acquisitions in which we may issue 20% or more of our outstanding shares; or below market price issuances of 20% or more of our outstanding shares to any person; and (vi) we are not required to hold an in-person annual meeting to elect directors and transact other business customarily conducted at an annual meeting (rather, we complete these actions by written consent of holders of a majority of our voting securities).

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we submit to it, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Information that we submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously submitted information. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded.

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We incorporate herein by reference the documents listed below that we have furnished to the SEC:

•	Our 2021 Annual Report, as filed with the SEC on May 17, 2022.
•	Our reports on Form 6-K furnished to the SEC on May 2, 2022, July 15, 2022, October 26, 2022, November 7, 2022, and November 29, 2022.
•	The description of our common shares contained in Exhibit 2.1 to our annual report on Form 20-F for the fiscal year ended December 31, 2019, filed June 12, 2020, including any amendments thereto or reports filed for the purpose of updating such description.

We are also incorporating by reference into this prospectus all subsequent annual reports on Form 20-F that we file with the SEC and may incorporate by reference into this prospectus reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if we identify in such reports that they are incorporated by reference into this prospectus) and prior to the termination of the offering of securities under the registration statement of which this prospectus forms a part. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide, free of charge, annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Requests for copies should be directed to our principal executive offices at Room 2205, 22/F, West Tower, Shun Tak Centre, 168-200 Connaught Road Central, Sheung Wan, Hong Kong. Our telephone number there is +852-2810-7205.

CHINA NATURAL RESOURCES, INC.

$92,674,000

Prospectus

February 3, 2023